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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-197433

PROSPECTUS SUPPLEMENT (Subject to Completion)
(To Prospectus dated July 15, 2014)
Issued September 2, 2014

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

$230,000,000

          % CONVERTIBLE SENIOR NOTES DUE 2021

Interest payable on March 1 and September 1

We are offering $230,000,000 principal amount of our          % Convertible Senior Notes due 2021 (the "notes"). The notes will bear interest at a rate of           % per year, payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2015. The notes will mature on September 1, 2021, unless earlier converted, redeemed or repurchased in accordance with their terms.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding March 1, 2021, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call any or all of the notes for redemption; or (4) upon the occurrence of specified corporate events. On or after March 1, 2021, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be                      shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $               per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events described in this prospectus supplement that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

We may not redeem the notes prior to September 5, 2019. We may redeem for cash all or any portion of the notes, at our option, on or after September 5, 2019 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

If we undergo a fundamental change prior to the maturity date of the notes, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our existing and future liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "DEPO" The last reported sale price of our common stock on The NASDAQ Global Select Market on August 29, 2014 was $15.35 per share.

	Price to Public(1)	Underwriting Discount	Proceeds to us (before expenses)
Per note	$	$	$
Total	$	$	$

(1)
Plus accrued interest, if any, from                     , 2014

We have granted the underwriters the right for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $34,500,000 principal amount of notes at the public offering price less the underwriting discount.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about                     , 2014.

Joint Book-running Managers

MORGAN STANLEY	RBC Capital Markets

                     , 2014

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement and the information incorporated by reference herein, which, among other things, describes the specific terms of this offering. The second part is the accompanying prospectus and the information incorporated by reference therein, which, among other things, gives more general information about the notes.

        We have not authorized anyone to provide you with any information other than information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. If any information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        The information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of such documents, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of the notes. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Where You Can Find More Information" in this prospectus supplement.

        We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and in any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents in which such information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

        All references in this prospectus supplement and the accompanying prospectus to "Depomed," "the Company," "we," "us," "our," or similar references refer to Depomed, Inc. and its consolidated subsidiary, except where the context otherwise requires or as otherwise indicated.

        This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, trade names and service marks owned by us or other companies. Depomed®, Gralise®, Zipsor®, CAMBIA®, Lazanda® and Acuform® are registered trademarks of Depomed. Glumetza® is a registered trademark of Valeant International (Barbados) SRL exclusively licensed in the United States to Depomed. All other trademarks, trade names and service marks are the property of their respective owners.

S-ii

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") on July 15, 2014, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items that are not deemed "filed" in accordance with the Exchange Act and applicable SEC rules) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, as filed with the SEC on May 9, 2014 and August 6, 2014;

  •
  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on February 20, 2014, February 25, 2014, May 23, 2014, June 20, 2014, July 17, 2014, August 4, 2014 and August 21, 2014;

  •
  The audited statement of net revenues and direct expenses relating to Lazanda for the two year period ended December 31, 2012 and audited statement of assets acquired and liabilities assumed as of December 31, 2012 and 2011 relating to Lazanda included in Item 9.01(a) of our amended current report on Form 8-K/A filed with the SEC on October 9, 2013;

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 16, 2003, including any amendments or reports filed for the purpose of updating such description; and

  •
  The description of our Series RP Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 22, 2005, including any amendments or reports filed for the purpose of updating such description.

S-iii

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Depomed, Inc.
Attention: Corporate Secretary
7999 Gateway Boulevard, Suite 300
Newark, California 94560
(510) 744-8000

        Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.

S-iv

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

  •
  the commercial success and market acceptance of Gralise® (gabapentin), our once-daily product for the management of postherpetic neuralgia, CAMBIA® (diclofenac potassium for oral solution), our non-steroidal anti-inflammatory drug for the acute treatment of migraine attacks, Zipsor® (diclofenac potassium) liquid filled capsules, our non-steroidal anti-inflammatory drug for the treatment of mild to moderate pain in adults, Lazanda® (fentanyl) nasal spray, our product for the management of breakthrough cancer pain in adult, opioid-tolerant cancer patients;

  •
  the results of our ongoing litigation against filers of Abbreviated New Drug Applications (each, an "ANDA") to market generic versions of our products in the United States;

  •
  the results of our ongoing litigation with the U.S. Food and Drug Administration ("FDA") to obtain orphan drug exclusivity for Gralise in the United States;

  •
  the outcome of our ongoing patent infringement litigation against Purdue Pharma L.P. ("Purdue") and Endo Pharmaceuticals Inc. ("Endo");

  •
  any additional patent infringement or other litigation that may be instituted related to Gralise, CAMBIA, Zipsor, Lazanda or any other of our products or product candidates;

  •
  our and our collaborative partners' compliance or non-compliance with legal and regulatory requirements related to the promotion of pharmaceutical products in the United States;

  •
  our plans to acquire, in-license or co-promote other products;

  •
  the results of our research and development efforts;

  •
  submission, acceptance and approval of regulatory filings;

  •
  our ability to raise additional capital; and

  •
  our collaborative partners' compliance or non-compliance with obligations under our collaboration agreements.

        We do not intend to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

S-v

SUMMARY

        The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. See "Where You Can Find More Information."

Company Overview

        We are a specialty pharmaceutical company focused on pain and other conditions and diseases of the central nervous system. The products that comprise our current specialty pharmaceutical business are Gralise® (gabapentin), a once-daily product for the management of postherpetic neuralgia ("PHN") that we launched in October 2011, CAMBIA® (diclofenac potassium for oral solution), our non-steriodal anti-inflammatory drug for the acute treatment of migraine attacks that we acquired in December 2013, Zipsor® (diclofenac potassium) liquid filled capsules, our non-steriodal anti-inflammatory drug for the treatment of mild to moderate acute pain that we acquired in June 2012, and Lazanda® (fentanyl) nasal spray, our product for the management of breakthrough pain in cancer patients 18 years of age and older who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain that we acquired in July 2013. We actively seek to expand our product portfolio through in-licensing, acquiring or obtaining co-promotion rights to commercially available products or late-stage product candidates that could be marketed and sold effectively with our existing products through our sales and marketing capability.

        We also have a portfolio of royalty and milestone producing license agreements based on our proprietary Acuform® gastroretentive drug delivery technology with Mallinckrodt Inc. ("Mallinckrodt"), Ironwood Pharmaceuticals, Inc. ("Ironwood") and Janssen Pharmaceuticals, Inc. ("Janssen Pharma").

        In October 2013, we sold our interests in royalty and milestone payments under our license agreements in the Type 2 diabetes therapeutic area to PDL BioPharma, Inc. ("PDL") for $240.5 million. The interests sold include royalty and milestone payments accruing from and after October 1, 2013: (a) from Salix Pharmaceuticals, Inc. ("Salix") with respect to sales of Glumetza® (metformin HCL extended-release tablets) in the United States; (b) from Merck & Co. Inc. ("Merck") with respect to sales of Janumet XR® (sitagliptin and metformin HCL extended-release); (c) from Janssen Pharmaceutica N.V. and Janssen Pharma (collectively, "Janssen") with respect to potential future development milestones and sales of Janssen's investigational fixed-dose combination of Invokana® (canagliflozin) and extended-release metformin; (d) from Boehringer Ingelheim International GMBH ("Boehringer Ingelheim") with respect to potential future development milestones and sales of the investigational fixed-dose combinations of drugs and extended-release metformin subject to our license agreement with Boehringer Ingelheim; and (e) from LG Life Sciences Ltd. ("LG") and Valeant International Bermuda SRL ("Valeant SRL") for sales of extended-release metformin in Korea and Canada, respectively.

        As of June 30, 2014, we have one product candidate under clinical development, DM-1992 for Parkinson's disease. DM-1992 completed a Phase 2 trial for Parkinson's disease, and we announced a summary of the results of that trial in November 2012. We continue to evaluate partnering opportunities for DM-1992 and monitor competitive developments.

Commercialized Products and Product Candidate Development Pipeline

        The table below summarizes our and our partners' commercialized products and product candidate development pipeline.

Depomed Commercialized Products

Product	Indication	Status
Gralise®	Postherpetic neuralgia	Currently sold in the United States Launched in October 2011
CAMBIA®	Acute treatment of migraine attacks in adults 18 years of age or older	Currently sold in the United States Acquired in December 2013
Zipsor®	Mild to moderate acute pain	Currently sold in the United States Acquired in June 2012
Lazanda®	Breakthrough pain in cancer patients 18 years of age and older who are already receiving and who are tolerant to continuous opioid therapy for their underlying persistent cancer pain	Currently sold in the United States Acquired in July 2013

Partner Commercialized Products and Product Candidates

Product / Product Candidate	Indication	Partner	Status
XARTEMIS™ XR (oxycodone hydrochloride and acetaminophen)	Management of acute pain severe enough to require opioid treatment and in patients for whom alternative treatment options are ineffective, not tolerated or would otherwise be inadequate	Mallinckrodt	Approved by the FDA and launched in March 2014
MNK-155	Pain	Mallinckrodt	NDA accepted by the FDA in May 2014
Foreign regulatory filings in process
NUCYNTA® ER	Moderate to severe chronic pain; neuropathic pain associated with diabetic peripheral neuropathy ("DPN")	Janssen Pharma	License covers sales of NUCYNTA®ER in the United States, Canada and Japan
IW-3718 Refractory GERD program using Acuform®	Refractory GERD	Ironwood	In clinical development

Depomed Product Pipeline

Product	Indication	Status
DM-1992	Parkinson's disease	Top-line results of Phase 2 study reported in November 2012

Recent Developments

        On August 19, 2014, we received a favorable ruling in our patent litigation against Actavis Elizabeth LLC and Actavis Inc. (collectively, "Actavis") related to its ANDA for generic versions of Gralise® tablets for the management of postherpetic neuralgia. The district court ruling held that Actavis infringed all seven of our patents asserted and upheld the validity of the patents. Following this ruling, the latest expiration of the infringed patents is February 2024, pending any appeal of the ruling by Actavis. We previously entered into settlements with two other Gralise ANDA filers providing for generic entry on January 1, 2024.

Corporate Information

        We are a California corporation and our principal executive offices are located at 7999 Gateway Boulevard, Suite 300, Newark, California 94560, and our telephone number is (510) 744-8000. Our website address is http://www.depomed.com. Information contained on, or accessible through, our website is not incorporated into, and does not constitute a part of this prospectus supplement.

 THE OFFERING

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. A more detailed description of the terms and conditions of the notes is contained under the heading "Description of Debt Securities" in the accompanying prospectus, as supplemented by the "Description of Notes" section in this prospectus supplement. As used in this section, "we," "our," and "us" refer to Depomed, Inc. and not to its consolidated subsidiary, and the common stock of Depomed, Inc., no par value per share, is referred to as the "common stock."

Issuer	Depomed, Inc., a California corporation.
Securities	$230,000,000 principal amount of % Convertible Senior Notes due 2021 (or $264,500,000 if the underwriters exercise their option to purchase additional notes in full).
Maturity	September 1, 2021, unless earlier converted, redeemed or repurchased.
Interest

        % per year. Interest will accrue from      , 2014 and will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2015. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes—Events of Default."

Conversion Rights

Holders may convert their notes at their option prior to the close of business on the business day immediately preceding March 1, 2021, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2014 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

• if we call any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or
• upon the occurrence of specified corporate events described under "Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events."

On or after March 1, 2021 to the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially        shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $      per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See "Description of Notes—Conversion Rights—Settlement upon Conversion."

In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note. See "Description of Notes—Conversion Rights—Settlement Upon Conversion."

Optional Redemption

We may not redeem the notes prior to September 5, 2019. We may redeem for cash all or part of the notes, at our option, on or after September 5, 2019 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

We will give notice of any redemption not less than 60 nor more than 90 calendar days before the redemption date by mail or electronic delivery to the trustee, the paying agent and each holder of notes. See "Description of Notes—Optional Redemption."

Fundamental Change

If we undergo a "fundamental change" (as defined under the heading "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes" in this prospectus supplement), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes."

Additional Amounts

If we consolidate with or merge with or into, or sell, convey, transfer or lease our consolidated properties and assets substantially as an entirety to, another company and the resulting, surviving or transferee company is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such company or any successor thereto, the "surviving entity"), then all payments made by the surviving entity under or with respect to the notes will be made without withholding or deduction for taxes unless the surviving entity is legally required to do so, in which case, subject to certain exceptions and limitations, the surviving entity will pay such additional amounts as may be necessary so that the net amount received by beneficial owners of the notes after such withholding or deduction shall equal the amount that would have been received in the absence of such withholding or deduction.

Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
• equal in right of payment to any of our unsecured indebtedness that is not so subordinated;
• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries.

As of June 30, 2014, we and our subsidiary had no consolidated indebtedness and a $194.9 million liability associated with amounts received from the sale of future royalties and milestones to PDL, which is being treated as debt in accordance with applicable accounting standards. The royalty proceeds do not need to be repaid, are non-recourse to us and do not accrue any cash interest. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness, as of June 30, 2014, would have been $230.0 million, not including the liability associated with the sale of future royalties and milestones to PDL.

The indenture governing the notes does not limit the amount of debt that we or our current or future subsidiaries may incur.
Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $      million ($      million if the underwriters exercise their option to purchase additional notes in full), after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes and potential acquisitions and strategic transactions. We have no agreements or understandings with respect to any such acquisition or strategic transaction. See "Use of Proceeds."

Book-Entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. Federal Income Tax Consequences

For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Material United States Federal Income Tax Considerations."

Risk Factors

Investment in the notes involves risk. You should carefully consider the information under the section "Risk Factors" beginning on page S-12 of this prospectus supplement and all other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before investing in the notes.

NASDAQ Global Select Market Symbol for Our Common Stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "DEPO."
Trustee, Paying Agent, Bid Solicitation Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Summary Historical Financial Data

        We derived the summary historical financial data for the years ended December 31, 2011, 2012 and 2013 and as of December 31, 2012 and 2013 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. We derived the summary historical financial data for the six months ended June 30, 2013 and 2014 and as of June 30, 2014 from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. In the opinion of management, such unaudited interim financial data contain all adjustments consisting of normal recurring adjustments, necessary for the fair statement of our financial position and results of operations as of and for such periods. Operating results for the quarter ended June 30, 2014 are not necessarily indicative of results that may be expected for the full year or any future period.

        The following table should be read together with, and is qualified in its entirety by reference to, the historical combined financial statements and the accompanying notes incorporated by reference into this prospectus supplement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which are incorporated by reference into this prospectus supplement, for a discussion of the factors that affect comparability of the information reflected in the summary consolidated financial data.

	Year Ended December 31,			Six Months Ended June 30,
(In thousands, except per share data)	2013(1)	2012	2011(2)	2014	2013
				(Unaudited)	(Unaudited)
Consolidated Statement of Operations Data:
Revenues
Product Sales	$58,302	$27,483	$41,178	$49,751	$23,235
Royalties	45,003	44,535	9,997	925	29,178
License and other revenue	12,796	18,798	81,798	17,520	3,724
Non-cash PDL royalty revenue	18,104	—	—	76,081	—

Total revenues	134,205	90,816	132,973	144,277	56,137

Total Costs and Expenses	124,888	121,169	102,275	81,987	61,137
Gain on termination of Abbott agreement	—	—	40,000	—	—
Income (loss) from operations	9,317	(30,353)	70,698	62,290	(5,000)
Net income (loss) before income taxes	4,580	(29,872)	71,122	50,812	(5,041)
Benefit from (provision for) income taxes	38,733	91	(396)	(20,128)	39
Net income (loss)	$43,313	$(29,781)	$70,726	$30,684	$(5,002)

Basic net income (loss) per share	$0.76	$(0.53)	$1.30	$0.53	$(0.09)
Diluted net income (loss) per share	$0.75	$(0.53)	$1.26	$0.51	$(0.09)

	As of December 31,		As of June 30,
(In thousands, except per share data)	2013	2012	2014
			(Unaudited)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$276,017	$77,892	$223,699
Total Assets	508,653	141,653	458,480
Deferred revenue, non-current portion	12,475	15,516	10,954
Liability related to sale of future royalties, less current portion	177,624	—	128,297
Long-term debt	—	—	—
Other long-term liabilities	24,281	5,520	25,298
Accumulated deficit	(84,048)	(127,361)	(53,364)
Total shareholders' equity	137,416	83,936	179,326

(1)
Net income and net income per share include a one-time $38.7 million income tax benefit resulting from the reversal of a valuation allowance on all of our U.S. federal deferred tax assets and most of our state deferred tax assets.

(2)
Total revenues, income from operations, net income before income taxes, net income and net income per share in 2011 include a one-time $48.0 million milestone received from Abbott Laboratories ("Abbott") for the FDA approval of Gralise. Income from operations, net income before income taxes, net income and net income per share in 2011 also include a $40.0 million gain on termination of our agreement with Abbott related to Gralise.

RISK FACTORS

        You should carefully consider the risks described below in addition to the remainder of this prospectus supplement and the factors discussed in our public filings with the SEC, including the information provided under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and subsequent periodic filings with the SEC, before making an investment decision. The risks and uncertainties described below and incorporated by reference into this prospectus supplement are not the only ones related to our business, the notes, our common stock or the offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations, results of operations, financial condition or prospects. The trading price of the notes and the shares of our common stock, if any, issuable upon conversion of the notes could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

        This prospectus supplement and documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to our Business

If we do not successfully commercialize Gralise, CAMBIA, Zipsor and Lazanda, our business will suffer.

        In October 2011, we began commercial sales of Gralise. In June 2012, we acquired Zipsor, and we began commercial promotion of Zipsor in late July 2012. In July 2013, we acquired and began commercial promotion of Lazanda. In December 2013, we acquired and began commercial promotion of CAMBIA. As a Company, we have limited experience selling and marketing pharmaceutical products. In addition to the risks discussed elsewhere in this section, our ability to successfully commercialize and generate revenues from Gralise, Zipsor, Lazanda and CAMBIA depend on a number of factors, including, but not limited to, our ability to:

  •
  develop and execute our sales and marketing strategies for our products;

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  achieve market acceptance of our products;

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  obtain and maintain adequate coverage, reimbursement and pricing from managed care, government and other third-party payers;

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  maintain, manage or scale the necessary sales, marketing, manufacturing, managed markets and other capabilities and infrastructure that are required to successfully commercialize our products;

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  maintain intellectual property protection for our products; and

  •
  comply with applicable regulatory requirements.

        If we are unable to successfully achieve or perform these functions, we will not be able to maintain or increase our revenues from Gralise, CAMBIA, Zipsor and Lazanda and our business will suffer.

If generic manufacturers use litigation and regulatory means to obtain approval for generic versions of our products, our business will suffer.

        Under the Federal Food, Drug and Cosmetics Act ("FDCA"), the FDA can approve an ANDA for a generic version of a branded drug without the ANDA applicant undertaking the clinical testing necessary to obtain approval to market a new drug. In place of such clinical studies, an ANDA applicant usually needs only to submit data demonstrating that its product has the same active ingredient(s) and is bioequivalent to the branded product, in addition to any data necessary to establish that any difference in strength, dosage, form, inactive ingredients or delivery mechanism does not result in different safety or efficacy profiles, as compared to the reference drug.

        The FDCA requires an applicant for a drug that relies, at least in part, on the patent of one of our branded drugs to notify us of their application and potential infringement of our patent rights. Upon receipt of this notice we have 45 days to bring a patent infringement suit in federal district court against the company seeking approval of a product covered by one of our patents. The discovery, trial and appeals process in such suits can take several years. If such a suit is commenced, the FDCA provides a 30-month stay on the FDA's approval of the competitor's application. Such litigation is often time-consuming and quite costly and may result in generic competition if the patents at issue are not upheld or if the generic competitor is found not to infringe such patents. If the litigation is resolved in favor of the applicant or the challenged patent expires during the 30-month stay period, the stay is lifted and the FDA may thereafter approve the application based on the standards for approval of ANDAs.

        As described under "Summary—Recent Developments" above, we received a favorable ruling in our patent litigation against Actavis. The lawsuit was filed in March 2012 against Actavis for infringement of certain U.S. patents listed in the Patent and Exclusivity Information Addendum of FDA's publication, Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the "Orange Book") for Gralise. On August 19, 2014, the district court ruled that Actavis infringed all seven Depomed patents asserted in the litigation and upheld the validity of the patents. A successful appeal of this ruling by Activis would harm our business, financial condition and results of operations.

        On June 28, 2013, we received from Banner Pharmacaps Inc. ("Banner") a Notice of Certification for U.S. Patent Nos. 6,365,180; 7,662,858; 7,884,095; 7,939,518 and 8,110,606 under 21 U.S.C. § 355 (j)(2)(A)(vii)(IV) ("Zipsor Paragraph IV Letter") certifying that Banner has submitted and the FDA has accepted for filing an ANDA for 25mg diclofenac potassium capsules, ("Banner ANDA Product"). Banner has granted exclusive rights to the Banner ANDA Product to Watson Laboratories, a subsidiary of Actavis plc. The letter states that the Banner ANDA Product contains the required bioavailability or bioequivalence data to Zipsor and certifies that Banner intends to obtain FDA approval to engage in commercial manufacture, use or sale of Banner's ANDA product before the expiration of the above identified patents, which are listed for Zipsor in the Orange Book. We commenced the lawsuit within the 45 days required to automatically bar the FDA from approving the Banner ANDA Product for 30 months or until a district court decision that is adverse to the asserted patents, whichever may occur earlier. Absent a court order, the 30-month stay is expected to expire in December 2015.

        Any introduction of one or more products generic to Gralise, CAMBIA, Zipsor or Lazanda would harm our business, financial condition and results of operations. The filing of the ANDAs described above, or any other ANDA or similar application in respect to any of our products, or the successful appeal of the favorable ruling received in the Gralise litigation, could have an adverse impact on our stock price. Moreover, if the patents covering our products were not upheld in litigation or if a generic competitor is found not to infringe these patents, the resulting generic competition would have a material adverse effect on our business, financial condition and results of operations.

We may be unable to compete successfully in the pharmaceutical industry.

        Gabapentin is currently sold by Pfizer Inc. as Neurontin® for adjunctive therapy for epileptic seizures and for PHN. Pfizer's basic U.S. patents relating to Neurontin have expired, and numerous companies have received approval to market generic versions of the immediate release product. Pfizer has also developed Lyrica® (pregabalin), which has been approved for marketing in the United States for post herpetic pain, fibromyalgia, diabetic nerve pain, adjunctive therapy, epileptic seizures and nerve pain associated with spinal cord injury. In June 2012, GlaxoSmithKline and Xenoport, Inc. received approval to market Horizant™ (gabapentin enacarbil extended-release tablets) for the management of PHN. There are other products prescribed for or under development for PHN which are now or may become competitive with Gralise.

        Diclofenac, the active pharmaceutical ingredient in Zipsor, is a NSAID that is approved in the United States for the treatment of mild to moderate pain in adults, including the symptoms of arthritis. Both branded and generic versions of diclofenac are marketed in the U.S. Zipsor competes against other drugs that are widely used to treat mild to moderate pain in the acute setting. In addition, a number of other companies are developing NSAIDs in a variety of dosage forms for the treatment of mild to moderate pain and related indications. Other drugs are in clinical development to treat acute pain.

        An alternate formulation of diclofenac is the active ingredient in CAMBIA that is approved in the United States for the acute treatment of migraine in adults. CAMBIA competes with a number of triptans which are used to treat migraine and certain other headaches. Currently, seven triptans are available and sold in the United States (almotriptan, eletriptan, frovatriptan, naratriptan, rizatriptan, sumatriptan and zolmitriptan), as well as a fixed-dose combination product containing sumatriptan plus naproxen. There are other products prescribed for or under development for the treatment of migraines which are now or may become competitive with CAMBIA.

        Fentanyl, an opioid analgesic, is currently sold by a number of companies for the treatment of breakthrough pain in opioid-tolerant cancer patients. Branded fentanyl products against which Lazanda currently competes include Subsys®, which is sold by Insys Therapeutics, Inc., Fentora® and Actiq®, which are sold by Cephalon Inc., Abstral®, which is sold by Galena Biophama Inc., and Onsolis®, which is sold by BioDelivery Sciences International, Inc. ("BDSI"). Generic fentanyl products against which Lazanda currently competes are sold by Mallinckrodt, Par and Actavis.

        Competition in the pharmaceutical industry is intense. We expect competition to increase. Competing products developed in the future may prove superior to our products. Most of our principal competitors have substantially greater financial, sales, marketing, personnel and research and development resources than we do.

If we are unable to negotiate acceptable pricing or obtain adequate reimbursement for our products from third-party payers, our business will suffer.

        Sales of our products will depend in part on the availability of acceptable pricing and adequate reimbursement from third-party payers such as:

  •
  government health administration authorities;

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  private health insurers;

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  health maintenance organizations;

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  managed care organizations;

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  pharmacy benefit management companies; and

  •
  other healthcare-related organizations.

        If reimbursement is not available for our products or product candidates, demand for these products may be limited. Further, any delay in receiving approval for reimbursement from third-party payers could have an adverse effect on our future revenues. Third-party payers are increasingly challenging the price and cost-effectiveness of medical products and services, including pharmaceuticals. Significant uncertainty exists as to the reimbursement status of pharmaceutical products. Our products may not be considered cost effective, and adequate third-party reimbursement may be unavailable to enable us to maintain price levels sufficient to realize an acceptable return on our investment. Any third-party payer decision not to approve pricing for, or provide adequate coverage and reimbursement of, our products, including by limiting or denying reimbursement for new products or excluding products that were previously eligible for reimbursement, would limit market acceptance of our products and harm our business.

        Federal and state governments in the United States continue to propose and pass new legislation, such as the Affordable Care Act ("ACA"), that is designed to contain or reduce the cost of healthcare. Cost control initiatives could decrease the price that we receive for our products and any product that we may develop or acquire.

If we do not obtain Orphan Drug exclusivity for Gralise in PHN, our business could suffer.

        In November 2010, the FDA granted Gralise Orphan Drug designation for the management of PHN based on a plausible hypothesis that Gralise is "clinically superior" to immediate release gabapentin due to the incidence of adverse events observed in Gralise clinical trials relative to the incidence of adverse events reported in the package insert for immediate release gabapentin. Generally, an Orphan-designated drug approved for marketing is eligible for seven years of regulatory exclusivity for the Orphan-designated indication. If granted, Orphan Drug exclusivity for Gralise will run for seven years from January 28, 2011. However, the FDA has not granted Orphan Drug exclusivity based on the FDA's interpretation of the statute and regulations governing Orphan Drug exclusivity. In September 2012, we filed an action in federal district court for the District of Columbia against the FDA seeking an order requiring the FDA to grant Gralise Orphan Drug exclusivity for the management of PHN. We believe Gralise is entitled to Orphan Drug exclusivity as a matter of law and the FDA's action is not consistent with the statute or the FDA's regulations related to Orphan Drugs. The lawsuit seeks a determination by the court that Gralise is protected by Orphan Drug exclusivity and an order that the FDA act accordingly. Briefing in the case was completed in March 2013, a hearing on our summary judgment was held in August 2013, and we are awaiting a decision.

        If we do not secure Orphan Drug exclusivity in PHN for Gralise and a generic version of Gralise for PHN is approved for marketing before January 28, 2018 due to a reversal of the August 2014 U.S. District Court decision in our favor against a filer of a Gralise ANDA or otherwise, the period of market exclusivity in the United States for Gralise may be reduced, which would adversely affect our business, results of operations and financial condition.

Health care reform could increase our expenses and adversely affect the commercial success of our products.

        The ACA includes numerous provisions that affect pharmaceutical companies, some of which became effective immediately upon President Obama signing the law, and others of which are scheduled to take effect over the next several years. For example, the ACA seeks to expand healthcare coverage to the uninsured through private health insurance reforms and an expansion of Medicaid. The ACA also imposes substantial costs on pharmaceutical manufacturers, such as an increase in liability for rebates paid to Medicaid, new drug discounts that must be offered to certain enrollees in the Medicare prescription drug benefit and an annual fee imposed on all manufacturers of brand prescription drugs in the U.S. The ACA also requires increased disclosure obligations and an expansion of an existing program requiring pharmaceutical discounts to certain types of hospitals and federally subsidized clinics and contains cost-containment measures that could reduce reimbursement levels for pharmaceutical products. The ACA also includes provisions known as the Physician Payments Sunshine Act, which require manufacturers of drugs, biologics, devices and medical supplies covered under Medicare and Medicaid starting in 2013 to record any transfers of value to physicians and teaching hospitals and to report this data beginning in 2014 to the Centers for Medicare and Medicaid Services for subsequent public disclosure. Similar reporting requirements have also been enacted on the state level domestically, and an increasing number of countries worldwide either have adopted or are considering similar laws requiring transparency of interactions with health care professionals. Failure to report appropriate data may result in civil or criminal fines and/or penalties. These and other aspects of the ACA, including the regulations that may be imposed in connection with the implementation of the ACA, could increase our expenses and adversely affect our ability to successfully commercialize our products and product candidates.

Acquisition of new and complementary businesses, products and technologies is a key element of our corporate strategy. If we are unable to successfully identify and acquire such businesses, products or technologies, our business and prospects will be limited.

        Since June 2012, we have acquired Zipsor, Lazanda and CAMBIA. An important element of our business strategy is to actively seek to acquire products or companies and to in-license or seek co-promotion rights to products that could be sold by our sales force. We cannot be certain that we will be able to successfully pursue and complete any further acquisitions, or whether we would be able to successfully integrate any acquired business, product or technology or retain any key employees. Integrating any business, product or technology we may acquire could be expensive and time consuming, disrupt our ongoing business and distract our management. If we are unable to enhance and broaden our product offerings, unable to effectively integrate any acquired businesses, products or technologies, or achieve the anticipated benefits of any acquired business, product or technology, our business and prospects will be limited. In addition, any amortization or charges resulting from the costs of such acquisitions will adversely affect our results of operations.

If we engage in strategic transactions that fail to achieve the anticipated results and synergies, our business will suffer.

        We may seek to engage in strategic transactions with third parties, such as company acquisitions, strategic partnerships, joint ventures, divestitures or business combinations. We may face significant competition in seeking potential strategic partners and transactions, and the negotiation process for acquiring any product or engaging in strategic transactions can be time-consuming and complex. Engaging in strategic transactions may require us to incur non-recurring and other charges, increase our near and long-term expenditures, pose integration challenges and fail to achieve the anticipated results or synergies or distract our management and business, which may harm our business.

Pharmaceutical marketing is subject to substantial regulation in the United States and any failure by us or our collaborative partners to comply with applicable statutes or regulations could adversely affect our business.

        All marketing activities associated with Gralise, Zipsor, Lazanda and CAMBIA, as well as marketing activities related to any other products which we acquire or for which we obtain regulatory approval, will be subject to numerous federal and state laws governing the marketing and promotion of pharmaceutical products. The FDA regulates post-approval promotional labeling and advertising to ensure that they conform to statutory and regulatory requirements. In addition to FDA restrictions, the marketing of prescription drugs is subject to laws and regulations prohibiting fraud and abuse under government healthcare programs. For example, the federal healthcare program anti-kickback statute prohibits giving things of value to induce the prescribing or purchase of products that are reimbursed by federal healthcare programs, such as Medicare and Medicaid. In addition, federal false claims laws prohibit any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government. Under this law, in recent years, the federal government has brought claims against drug manufacturers alleging that certain marketing activities caused false claims for prescription drugs to be submitted to federal programs. Many states have similar statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, and, in some states, such statutes or regulations apply regardless of the payer. If we, or our collaborative partners, fail to comply with applicable FDA regulations or other laws or regulations relating to the marketing of our products, we could be subject to criminal prosecution, civil penalties, seizure of products, injunctions, and exclusion of our products from reimbursement under government programs, as well as other regulatory actions against our product candidates, our collaborative partners or us.

We may incur significant liability if it is determined that we are promoting or have in the past promoted the "off-label" use of drugs.

        Companies may not promote drugs for "off-label" uses—that is, uses that are not described in the product's labeling and that differ from those approved by the FDA. Physicians may prescribe drug products for off-label uses, and such off-label uses are common across some medical specialties. Although the FDA and other regulatory agencies do not regulate a physician's choice of treatments, the FDCA and FDA regulations restrict communications on the subject of off-label uses of drug products by pharmaceutical companies. The Office of Inspector General of the Department of Health and Human Services ("OIG"), the FDA and the Department of Justice ("DOJ") all actively enforce laws and regulations prohibiting promotion of off-label uses and the promotion of products for which marketing clearance has not been obtained. If the OIG or the FDA takes the position that we are or may be out of compliance with the requirements and restrictions described above, and we are investigated for or found to have improperly promoted off-label uses, we may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions. In addition, management's attention could be diverted from our business operations and our reputation could be damaged.

Changes in laws and regulations may materially adversely affect our business.

        The manufacture, marketing, sale, promotion and distribution of our products are subject to comprehensive government regulation. Changes in laws and regulations applicable to the pharmaceutical industry could potentially affect our business. For example, both the federal and state governments have recently given increased attention to the public health issue of opioid abuse. At the federal level, the White House Office of National Drug Control Policy continues to coordinate efforts between the FDA, United States Drug Enforcement Agency ("DEA") and other agencies to address this issue. The DEA continues to increase its efforts to hold manufacturers, distributors, prescribers and pharmacies accountable through various enforcement actions as well as the implementation of compliance practices for controlled substances. In addition, many state legislatures are considering various bills intended to reduce opioid abuse, for example by establishing prescription drug monitoring programs and mandating prescriber education. These and other changes in laws and regulations could adversely affect our business, financial condition and results of operations.

We depend on third parties that are single source suppliers to manufacture Gralise, CAMBIA, Zipsor and Lazanda. If these suppliers are unable to manufacture and supply Gralise, CAMBIA, Zipsor or Lazanda or our product candidates, our business will suffer.

        Patheon Puerto Rico Inc. is our sole supplier for Gralise pursuant to a manufacturing and supply agreement we entered into with Patheon in September 2011. Accucaps Industries Limited is our sole supplier for Zipsor pursuant to a manufacturing agreement we assumed in connection with our acquisition of Zipsor in June 2012. DPT Lakewood Inc. is our sole supplier for Lazanda pursuant to a manufacturing and supply agreement that we assumed in connection with our July 2013 acquisition of Lazanda. MiPharm, S.p.A is our sole supplier for CAMBIA pursuant to a manufacturing and supply agreement that we assumed in connection with our December 2013 acquisition of CAMBIA. We do not have, and we do not intend to establish in the foreseeable future, internal commercial scale manufacturing capabilities. Rather, we intend to use the facilities of third parties to manufacture products for clinical trials and commercialization. Our dependence on third parties for the manufacture of our products and our product candidates may adversely affect our ability to deliver such products on a timely or competitive basis, if at all. Any failure to obtain Gralise, Zipsor, Lazanda or CAMBIA, or active pharmaceutical ingredients, excipients or components from our suppliers could adversely affect our business, results of operations and financial condition.

        The manufacturing process for pharmaceutical products is highly regulated and regulators may shut down manufacturing facilities that they believe do not comply with regulations. We, our third-party manufacturers and our suppliers are subject to numerous regulations, including current FDA regulations governing manufacturing processes, stability testing, record keeping and quality standards. Similar regulations are in effect in other countries. Our third-party manufacturers and suppliers are independent entities who are subject to their own unique operational and financial risks which are out of our control. If we or any of these third-party manufacturers or suppliers fail to perform as required or fail to comply with the regulations of the FDA and other applicable governmental authorities, our ability to deliver our products on a timely basis or receive royalties or continue our clinical trials would be adversely affected. The manufacturing processes of our third party manufacturers and suppliers may also be found to violate the proprietary rights of others. To the extent these risks materialize and adversely affect their performance obligations to us, and we are unable to contract for a sufficient supply of required products on acceptable terms, or if we encounter delays and difficulties in our relationships with manufacturers or suppliers, our business, results of operation and financial condition would be adversely affected.

We may be unable to protect our intellectual property and may be liable for infringing the intellectual property of others.

        Our success will depend in part on our ability to obtain and maintain patent protection for our products and technologies, and to preserve our trade secrets. Our policy is to seek to protect our proprietary rights, by, among other methods, filing patent applications in the United States and foreign jurisdictions to cover certain aspects of our technology. We hold issued United States patents and have patent applications pending in the United States. In addition, we are pursuing patent applications relating to our technologies in the United States and abroad. We have also applied for patents in numerous foreign countries. Some of those countries have granted our applications and other applications are still pending. Our pending patent applications may lack priority over other applications or may not result in the issuance of patents. Even if issued, our patents may not be sufficiently broad to provide protection against competitors with similar technologies and may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related products or may not provide us with competitive advantages against competing products. We also rely on trade secrets and proprietary know-how, which are difficult to protect. We seek to protect such information, in part, through entering into confidentiality agreements with employees, consultants, collaborative partners and others before such persons or entities have access to our proprietary trade secrets and know-how. These confidentiality agreements may not be effective in certain cases, due to, among other things, the lack of an adequate remedy for breach of an agreement or a finding that an agreement is unenforceable. In addition, our trade secrets may otherwise become known or be independently developed by competitors.

        Our ability to develop our technologies and to make commercial sales of products using our technologies also depends on not infringing other patents or intellectual property rights. We are not aware of any such intellectual property claims against us. However, the pharmaceutical industry has experienced extensive litigation regarding patents and other intellectual property rights. Patents issued to third parties relating to sustained release drug formulations or particular pharmaceutical compounds could in the future be asserted against us, although we believe that we do not infringe any valid claim of any patents. If claims concerning any of our products were to arise and it was determined that these products infringe a third party's proprietary rights, we could be subject to substantial damages for past infringement or be forced to stop or delay our activities with respect to any infringing product, unless we can obtain a license, or we may have to redesign our product so that it does not infringe upon such third party's patent rights, which may not be possible or could require substantial funds or time. Such a license may not be available on acceptable terms, or at all. Even if we, our collaborators or our licensors were able to obtain a license, the rights may be nonexclusive, which could give our competitors access to the same intellectual property. In addition, any public announcements related to litigation or interference proceedings initiated or threatened against us, even if such claims are without merit, could cause our stock price to decline.

        From time to time, we may become aware of activities by third parties that may infringe our patents. Infringement by others of our patents may reduce our market shares (if a related product is approved) and, consequently, our potential future revenues and adversely affect our patent rights if we do not take appropriate enforcement action. We may need to engage in litigation in the future to enforce any patents issued or licensed to us or to determine the scope and validity of third-party proprietary rights. For instance, we are engaged in litigation against one Zipsor ANDA filer. Also, in January 2013 and April 2013, we filed lawsuits against Purdue and Endo, respectively, for infringement of certain of our Acuform drug delivery technology patents. In response to our lawsuits, Purdue and Endo are seeking to challenge the validity of the patents we asserted in an inter partes review proceeding before the United States Patent Trial and Appeal Board ("PTAB") at the United States Patent and Trademark Office. In these or other proceedings, our issued or licensed patents may not be held valid by a court of competent jurisdiction or the PTAB. Whether or not the outcome of litigation or the PTAB proceeding is favorable to us, the litigation and the proceedings takes significant time, may be expensive, and may divert management attention from other business concerns. We may also be required to participate in derivation proceedings or other post-grant proceedings declared by the United States Patent and Trademark Office for the purposes of, respectively, determining the priority of inventions in connection with our patent applications or determining validity of claims in our issued patents. Adverse determinations in litigation or proceedings at the United States Patent and Trademark Office could require us to seek licenses which may not be available on commercially reasonable terms, or at all, or subject us to significant liabilities to third parties. If we need but cannot obtain a license, we may be prevented from marketing the affected product.

Our collaborative arrangements may give rise to disputes over commercial terms, contract interpretation and ownership or protection of our intellectual property and may adversely affect the commercial success of our products.

        We currently have collaboration or license arrangements with a number of companies, including Mallinckrodt, Janssen Pharma, Salix and Ironwood. In addition, we have in the past and may in the future enter into other collaborative arrangements, some of which have been based on less definitive agreements, such as memoranda of understanding, material transfer agreements, options or feasibility agreements. We may not execute definitive agreements formalizing these arrangements.

        Collaborative relationships are generally complex and may give rise to disputes regarding the relative rights, obligations and revenues of the parties, including the ownership of intellectual property and associated rights and obligations, especially when the applicable collaborative provisions have not been fully negotiated and documented. Such disputes can delay collaborative research, development or commercialization of potential products, and can lead to lengthy, expensive litigation or arbitration. The terms of collaborative arrangements may also limit or preclude us from developing products or technologies developed pursuant to such collaborations. Additionally, the collaborative partners under these arrangements might breach the terms of their respective agreements or fail to maintain, protect or prevent infringement of the licensed patents or our other intellectual property rights by third parties. Moreover, negotiating collaborative arrangements often takes considerably longer to conclude than the parties initially anticipate, which could cause us to enter into less favorable agreement terms that delay or defer recovery of our development costs and reduce the funding available to support key programs. Any failure by our collaborative partners to abide by the terms of their respective agreements with us, including their failure to accurately calculate, report or pay any royalties payable to us, may adversely affect our results of operations.

        We may be unable to enter into future collaborative arrangements on acceptable terms, which could harm our ability to develop and commercialize our current and potential future products and technologies. Other factors relating to collaborations that may adversely affect the commercial success of our products include:

  •
  any parallel development by a collaborative partner of competitive technologies or products;

  •
  arrangements with collaborative partners that limit or preclude us from developing products or technologies;

  •
  premature termination of a collaboration agreement; or

  •
  failure by a collaborative partner to devote sufficient resources to the development and commercial sales of products using our current and potential future products and technologies.

        Our collaborative arrangements do not necessarily restrict our collaborative partners from competing with us or restrict their ability to market or sell competitive products. Our current and any future collaborative partners may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Our collaborative partners may also terminate their collaborative relationships with us or otherwise decide not to proceed with development and commercialization of our products.

If we are unable to obtain or maintain regulatory approval, we will be limited in our ability to commercialize our products, and our business will suffer.

        The regulatory process is expensive and time consuming. Even after investing significant time and expenditures on clinical trials, we may not obtain regulatory approval of our product candidates. Data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval, and the FDA may not agree with our methods of clinical data analysis or our conclusions regarding safety and/or efficacy. Significant clinical trial delays could impair our ability to commercialize our products and could allow our competitors to bring products to market before we do. In addition, changes in regulatory policy for product approval during the period of product development and regulatory agency review of each submitted new application may cause delays or rejections. Even if we receive regulatory approval, this approval may entail limitations on the indicated uses for which we can market a product.

        Further, with respect to our approved products, once regulatory approval is obtained, a marketed product and its manufacturer are subject to continual review. The discovery of previously unknown problems with a product or manufacturer may result in restrictions on the product, manufacturer or manufacturing facility, including withdrawal of the product from the market. Manufacturers of approved products are also subject to ongoing regulation and inspection, including compliance with FDA regulations governing current Good Manufacturing Practices ("cGMP") or Quality System Regulation ("QSR"). The FDCA, the Controlled Substances Act of 1970 ("CSA") and other federal and foreign statutes and regulations govern and influence the testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale and distribution of our products. In addition, with respect to Lazanda, we and our partners are also subject to ongoing DEA regulatory obligations, including annual registration renewal, security, recordkeeping, theft and loss reporting, periodic inspection and annual quota allotments for the raw material for commercial production of our products. The failure to comply with these regulations could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, non-renewal of marketing applications or authorizations or criminal prosecution, which could adversely affect our business, results of operations and financial condition.

        We are also required to report adverse events associated with our products to the FDA and other regulatory authorities. Unexpected or serious health or safety concerns could result in labeling changes, recalls, market withdrawals or other regulatory actions. Recalls may be issued at our discretion or at the discretion of the FDA or other empowered regulatory agencies. For example, in June 2010, we instituted a voluntary class 2 recall of 52 lots of our 500mg Glumetza product after chemical traces of 2,4,6-tribromoanisole ("TBA") were found in the product bottle.

We are subject to risks associated with NDAs submitted under Section 505(b)(2) of the Food, Drug and Cosmetic Act.

        The products we develop generally are or will be submitted for approval under Section 505(b)(2) of the FDCA, which was enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984, otherwise known as the Hatch-Waxman Act. Section 505(b)(2) permits the submission of a NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. For instance, the NDA for Gralise relies on the FDA's prior approval of Neurontin, the immediate release formulation of gabapentin initially approved by the FDA.

        For NDAs submitted under Section 505(b)(2) of the FDCA, the patent certification and related provisions of the Hatch-Waxman Act apply. In accordance with the Hatch-Waxman Act, such NDAs may be required to include certifications, known as "Paragraph IV certifications," that certify any patents listed in the FDA's Orange Book publication in respect to any product referenced in the 505(b)(2) application are invalid, unenforceable, and/or will not be infringed by the manufacture, use, or sale of the product that is the subject of the 505(b)(2) application. Under the Hatch-Waxman Act, the holder of the NDA which the 505(b)(2) application references may file a patent infringement lawsuit after receiving notice of the Paragraph IV certification. Filing of a patent infringement lawsuit triggers a one-time automatic 30-month stay of the FDA's ability to approve the 505(b)(2) application. Accordingly, we may invest a significant amount of time and expense in the development of one or more products only to be subject to significant delay and patent litigation before such products may be commercialized, if at all. A Section 505(b)(2) application may also not be approved until any non-patent exclusivity, such as exclusivity for obtaining approval of a new chemical entity, listed in the Orange Book for the referenced product has expired. The FDA may also require us to perform one or more additional clinical studies or measurements to support the change from the approved product. The FDA may then approve the new formulation for all or only some of the indications sought by us. The FDA may also reject our future Section 505(b)(2) submissions and require us to file such submissions under Section 501(b)(1) of the FDCA, which could be considerably more expensive and time consuming. These factors, among others, may limit our ability to successfully commercialize our product candidates.

If a product liability claim against us is successful, our business will suffer.

        Our business involves exposure to potential product liability risks that are inherent in the development production and commercialization of pharmaceutical products. Side effects, manufacturing defects, misuse or abuse of our products could result in patient injury or death. For instance, Lazanda is a self-administered, opioid analgesic that contains fentanyl, a Schedule II "controlled substance" under the CSA. A patient's failure to follow instructions on the use and administration of Lazanda or the abuse of Lazanda could result in injury or death. In addition, patients using Lazanda have been diagnosed with cancer, an often fatal disease. Patient injury or death can result in product liability claims being brought against us, even if our products did not cause an injury or death. Product liability claims may be brought against us by consumers, health care providers, pharmaceutical companies or others who come into contact with our products.

        We have obtained product liability insurance for clinical trials currently underway and forecasted 2014 sales of our products, but:

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  we may be unable to maintain product liability insurance on acceptable terms;

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  we may be unable to obtain product liability insurance for future trials;

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  we may be unable to obtain product liability insurance for future products;

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  we may be unable to secure increased coverage as the commercialization of our Acuform gastric retentive technology expands; or

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  our insurance may not provide adequate protection against potential liabilities.

        Our inability to obtain or maintain adequate insurance coverage at an acceptable cost could prevent or inhibit the commercialization of our products. Defending a lawsuit could be costly and significantly divert management's attention from conducting our business. If third parties were to bring a successful product liability claim or series of claims against us for uninsured liabilities or in excess of insured liability limits, our business, results of operations and financial condition could be materially and adversely affected.

Lazanda is a controlled substance and any failure by us or our partners to comply with applicable statutes or regulations could adversely affect our business.

        Lazanda is an opioid analgesic that contains fentanyl, a regulated "controlled substance" under the CSA. The CSA establishes, among other things, certain registration, production quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA regulates controlled substances as Schedule I, II, III, IV or V substances, with Schedule II substances being those that present the highest risk of abuse. Fentanyl is listed by the DEA as a Schedule II substance under the CSA. The manufacture, shipment, storage, sale and use, among other things, of controlled substances that are pharmaceutical products are subject to a high degree of regulation. For example, generally all Schedule II substance prescriptions, such as prescriptions for fentanyl, must be written and signed by a physician, physically presented to a pharmacist and may not be refilled without a new prescription.

        The DEA also conducts periodic inspections of certain registered establishments that handle controlled substances. Facilities that conduct research, manufacture, distribute, import or export controlled substances must be registered to perform these activities and have the security, control and inventory mechanisms required by the DEA to prevent drug loss and diversion. Failure to maintain compliance, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could adversely affect our business, results of operations and financial condition. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations and in certain circumstances, violations could lead to criminal proceedings against us or our manufacturing and distribution partners, and our respective employees, officers and directors.

        In addition to federal regulations, many individual states also have controlled substances laws. Although state controlled substances laws generally mirror federal law, because the states are separate jurisdictions they may separately schedule our products. Any failure by us or our partners to obtain separate state registrations, permits, or licenses in order to be able to obtain, handle, and distribute fentanyl or to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law and would adversely affect our business, results of operations and financial condition.

Limitations on fentanyl production in the United States could limit our ability to successfully commercialize Lazanda.

        The availability and production of all Schedule II substances, including fentanyl, is limited by the DEA through a quota system that includes a national aggregate quota, production quotas for individual manufacturers and procurement quotas that authorize the procurement of specific quantities of Schedule II controlled substances for use in drug manufacturing. The DEA annually establishes an aggregate quota for total fentanyl production in the United States based on the DEA's estimate of the quantity needed to meet commercial and scientific need. The aggregate quota of fentanyl that the DEA allows to be produced in the United States annually is allocated among individual fentanyl drug manufacturers, which must submit applications annually to the DEA for individual production quotas. In turn, the manufacturer of Lazanda has to obtain a procurement quota to source fentanyl for the production of Lazanda. The DEA requires substantial evidence and documentation of expected legitimate medical and scientific needs before assigning quotas for these activities. The DEA may adjust aggregate production quotas and individual production and procurement quotas from time to time during the year, although the DEA has substantial discretion in whether or not to make such adjustments. Based on a variety of factors, including public policy considerations, the DEA may set the aggregate fentanyl quota lower than the total amount requested by individual manufacturers. Although through our manufacturing partner we are permitted to ask the DEA to increase our manufacturer's procurement quota after it is initially established, we cannot be certain that the DEA would act favorably upon such a request. In addition, our manufacturer obtains a procurement quota for fentanyl for all fentanyl products manufactured at their facility, which is allocated to Lazanda at the manufacturer's discretion. If the available quota of fentanyl is insufficient to meet our commercial demand or clinical needs, our business, results of operations and financial condition could be adversely affected. In addition, any delay or refusal by the DEA or our manufacturer in establishing the production or procurement quota or any reduction by the DEA or our manufacturer in the allocated quota for fentanyl could adversely affect our business, results of operations and financial condition.

The FDA-mandated Risk Evaluation and Mitigation Strategy program may limit the commercial success of Lazanda.

        Lazanda is subject to a FDA-mandated Risk Evaluation and Mitigation Strategy ("REMS") protocol that requires enrollment and participation in the REMS program to prescribe, dispense or distribute Transmucosal Immediate Release Fentanyl ("TIRF") medicines, including Lazanda, for outpatient use. Many physicians, health care practitioners and pharmacies are unwilling to enroll and participate in the TIRF REMS program. As a result, there are relatively few prescribers and dispensers of TIRF products. If we are not able to successfully promote Lazanda to participants in the TIRF REMS program, our business, results of operations and financial condition could be adversely affected.

The development of drug candidates is inherently difficult and uncertain and we cannot be certain that any of our product candidates or those of our collaborative partners will be approved for marketing or, if approved, will achieve market acceptance.

        Clinical development is a long, expensive and uncertain process and is subject to delays and failures. Our own product candidates and those of our collaborative partners are subject to the risk that any or all of them may be found to be ineffective or unsafe, or otherwise may fail to receive necessary regulatory clearances. Positive or encouraging results of prior clinical trials are not necessarily indicative of the results obtained in later clinical trials, as was the case with the Phase 3 trial for Gralise for the management of PHN that we completed in 2007, and with the Phase 3 trials evaluating Sefelsa, our prior product candidate, for menopausal hot flashes, the last of which we completed in October 2011. In addition, data obtained from pivotal clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval.

        Other factors could delay or result in termination of our clinical trials, including:

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  negative or inconclusive results;

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  patient noncompliance with the protocol;

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  adverse medical events or side effects among patients during the clinical trials;

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  FDA inspections of our clinical operations; and

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  actual or perceived lack of efficacy or safety of the product candidate.

        We are unable to predict whether any of our product candidates or those of our collaborative partners will receive regulatory clearances or be successfully manufactured or marketed. Further, due to the extended testing and regulatory review process required before marketing clearance can be obtained, the time frame for commercializing a product is long and uncertain. Even if these other product candidates receive regulatory clearance, our products may not achieve or maintain market acceptance. Also, DM-1992 uses the Acuform technology. If it is discovered that the Acuform technology could have adverse effects or other characteristics that indicate it is unlikely to be effective as a delivery system for drugs or therapeutics, our product development efforts and our business could be significantly harmed.

        Even assuming our products obtain regulatory approval, successful commercialization requires:

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  market acceptance;

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  cost-effective commercial scale production; and

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  reimbursement under private or governmental health plans.

        Any material delay or failure in the governmental approval process and/or the successful commercialization of our potential products or those of our collaborative partners could adversely impact our financial position and liquidity.

We depend on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays outside of our control.

        We rely on clinical investigators and clinical sites to enroll patients and other third parties to manage our trials and to perform related data collection and analysis. However, we may be unable to control the amount and timing of resources that the clinical sites that conduct the clinical testing may devote to our clinical trials. If our clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials or fail to enroll them on our planned schedule, we will be unable to complete these trials or to complete them as planned, which could delay or prevent us from obtaining regulatory approvals for our product candidates.

        Our agreements with clinical investigators and clinical sites for clinical testing and for trial management services place substantial responsibilities on these parties, which could result in delays in, or termination of, our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for, or successfully commercialize, our product candidates.

Our success is dependent in large part upon the continued services of our Chief Executive Officer and senior management with whom we do not have employment agreements.

        Our success is dependent in large part upon the continued services of our President and Chief Executive Officer, James A. Schoeneck, and other members of our executive management team, and on our ability to attract and retain key management and operating personnel. We do not have agreements with Mr. Schoeneck or any of our other executive officers that provide for their continued employment with us. We may have difficulty filling open senior commercial, scientific and financial positions. Management, scientific and operating personnel are in high demand in our industry and are often subject to competing offers. The loss of the services of one or more members of management or key employees or the inability to hire additional personnel as needed could result in delays in the research, development and commercialization of our products and potential product candidates.

Our results of operations may fluctuate and affect our stock price.

        The following factors will affect our results of operations and may result in a material adverse effect on our stock price:

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  the degree of commercial success and market acceptance of Gralise, CAMBIA, Zipsor and Lazanda;

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  filings and other regulatory actions related to our product candidates and those of our collaborative partners;

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  the outcome of our patent infringement litigation against the filer of an ANDA for Zipsor;

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  the reversal or any appeal of the district court's favorable ruling in our patent infringement litigation against the filer of an ANDA for Gralise;

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  the outcome of our patent infringement litigation against Purdue and Endo;

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  the outcome of our litigation against the FDA;

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  the amount and variability of our non-cash PDL revenue;

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  developments concerning proprietary rights, including patents, infringement allegations, inter party review proceedings and litigation matters;

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  our collaborative partners' compliance or non-compliance with legal and regulatory requirements and with obligations under our collaborative agreements;

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  our plans to acquire in-license or co-promote other products;

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  adverse events related to our products, including recalls;

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  interruptions of manufacturing or supply, or other manufacture or supply difficulties;

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  variations in revenues obtained from collaborative agreements, including milestone payments, royalties, license fees and other contract revenues; and

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  adoption of new technologies by us or our competitors.

We have incurred operating losses in the past and may incur operating losses in the future.

        To date, we have recorded revenues from license fees, product sales, royalties, collaborative research and development arrangements and feasibility studies. For the six months ended June 30, 2014, we recognized net income of $30.7 million. For the year ended December 31, 2013, we recognized income of $43.3 million. Although we have achieved profitability for certain prior periods, we may incur operating losses in 2014 and in future years. Any such losses may have an adverse impact on our total assets, shareholders' equity and working capital.

Our existing capital resources may not be sufficient to fund our future operations or product acquisitions and strategic transactions which we may pursue.

        We fund our operations primarily through revenues from product sales and do not have any committed sources of capital. To the extent that our existing capital resources and revenues from ongoing operations are insufficient to fund our future operations, or product acquisitions and strategic transactions which we may pursue, we will have to raise additional funds through the sale of our equity securities, through debt financing or from development and licensing arrangements. We may be unable to raise such additional capital on favorable terms, or at all. If we raise additional capital by selling our equity or convertible debt securities, the issuance of such securities could result in dilution of our shareholders' equity positions.

If we are unable to satisfy regulatory requirements relating to internal controls, our stock price could suffer.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to conduct a comprehensive evaluation of their internal control over financial reporting. At the end of each fiscal year, we must perform an evaluation of our internal control over financial reporting, include in our annual report the results of the evaluation and have our external auditors publicly attest to such evaluation. If material weaknesses are found in our internal controls in the future, if we fail to complete future evaluations on time or if our external auditors cannot attest to our future evaluations, we could fail to meet our regulatory reporting requirements and be subject to regulatory scrutiny and a loss of public confidence in our internal controls, which could have an adverse effect on our stock price.

Changes in fair value of contingent consideration and/or the liability for the unfavorable contract assumed as part of our acquisitions could adversely affect our results of operations.

        Contingent consideration obligations arise from the Zipsor, CAMBIA and Lazanda acquisitions and relate to the potential future milestone payments and royalties payable under the respective agreements. The liability for the unfavorable contract arose from the acquisition of CAMBIA and represents the milestone payable to the vendor as well as the value of the amounts by which the contract terms are unfavorable compared to current market pricing. The contingent consideration and the liability for the unfavorable contract is initially recognized at its fair value on the acquisition date is re-measured to fair value at each reporting date until the contingency is resolved with changes in fair value recognized in earnings. The estimate of fair value contains uncertainties as it involves assumptions about the probability assigned to the potential milestones and royalties being achieved and the discount rate. Significant judgment is employed in determining these assumptions as of the acquisition date and for each subsequent period. Updates to assumptions could have a significant impact on our results of operations in any given period.

The value of our deferred tax assets could become impaired, which could adversely affect our results of operations.

        As of June 30, 2014, we had approximately $79.2 million in net deferred tax assets. These deferred tax assets are principally comprised of a temporary difference related to the income tax recognition effect of the PDL transaction and other temporary differences that are expected to reverse in the future. We assess on a quarterly basis the probability of the realization of deferred tax assets, using significant judgments and estimates with respect to, among other things, historical operating results, expectations of future earnings and significant risks and uncertainties related to our business. If we determine in the future that there is not sufficient positive evidence to support the valuation of these assets, due to the risk factors described herein or other factors, we may be required to further adjust the valuation allowance to reduce our deferred tax assets. Such a reduction could result in material non-cash expenses in the period in which the valuation allowance is adjusted and could have an adverse effect on our results of operations.

Business interruptions could limit our ability to operate our business.

        Our operations are vulnerable to damage or interruption from computer viruses, human error, natural disasters, telecommunications failures, intentional acts of vandalism and similar events. In particular, our corporate headquarters are located in the San Francisco Bay area, which has a history of seismic activity. We have not established a formal disaster recovery plan, and our back-up operations and our business interruption insurance may not be adequate to compensate us for losses that occur. A significant business interruption could result in losses or damages incurred by us and require us to cease or curtail our operations.

Risks Related to the Notes

Although the notes are referred to as convertible senior notes, they are effectively subordinated to any of our secured debt and any liabilities of any of our current or future subsidiaries.

        The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets, and the assets of our current or future subsidiaries will be available to pay obligations on the notes only after all claims senior to the notes have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our current or future subsidiaries from incurring additional liabilities.

        As of June 30, 2014, we and our subsidiary had no consolidated indebtedness and a $194.9 million liability associated with amounts received from the sale of future royalties and milestones to PDL, which is being treated as debt in accordance with applicable accounting standards. The royalty proceeds do not need to be repaid, are non-recourse to us and do not accrue any cash interest. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness, as of June 30, 2014, would have been $230.0 million, not including the liability associated with the sale of future royalties and milestones to PDL.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

We may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        We and our current or future subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our future debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

        Holders of the notes will have the right to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes."

        In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted. See "Description of Notes—Conversion Rights—Settlement upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or pay cash with respect to notes being converted.

        In addition, our ability to repurchase or to pay cash upon conversion of the notes may be limited by law, regulatory authority or agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay cash upon conversion of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. Moreover, the occurrence of a fundamental change under the indenture could constitute an event of default under any such agreements. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or to pay cash upon conversion of the notes.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation in cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes could have a material effect on our reported financial results.

        In May 2008, FASB issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options ("ASC 470-20"). Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of shareholders' equity on our consolidated balance sheet at the issuance date and the value of the equity component would be treated as debt discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income (or larger net losses) in our financial results because ASC 470-20 will require interest to include both the amortization of the debt discount and the instrument's non-convertible coupon interest rate, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be certain that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

        Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our restated certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

        Prior to the close of business on the business day immediately preceding March 1, 2021, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which your notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 40 trading day observation period. As described under "Description of Notes—Conversion Rights—Settlement upon Conversion," this period would be: (i) subject to clause (ii), if the relevant conversion date occurs prior to March 1, 2021, the 40 consecutive trading days beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to any or all of the notes as described under "Description of Notes—Optional Redemption" and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding such redemption date; and (iii) if the relevant conversion date occurs during the period from, and including, March 1, 2021 to the close of business on the second scheduled trading day immediately preceding September 1, 2021, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the daily volume weighted average prices of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

        If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our current or future subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes," "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change" and "Description of Notes—Consolidation, Merger or Sale of Assets."

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change." The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $            per share or less than $            per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed            shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "Description of Notes—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Provisions in the indenture for the notes may deter or prevent a business combination that may be favorable to you.

        If a fundamental change occurs prior to the maturity date of the notes, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior to the maturity date of the notes, we will in some cases be required to increase the conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change. Furthermore, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes and the indenture. These and other provisions in the indenture could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase all or a portion of your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

        In addition, absent the occurrence of a fundamental change or a make-whole fundamental change as described in as described under "Description of Notes—Fundamental Change Permits Holders to Require us to Repurchase Notes" or "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change," changes in the composition of our board of directors will not provide holders with the right to require us to repurchase the notes or to an increase in the conversion rate upon conversion.

We cannot be certain that an active trading market will develop for the notes.

        Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot be certain that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

        We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material United States Federal Income Tax Considerations." If you are a non-U.S. holder (as defined under "Material United States Federal Income Tax Considerations"), any deemed dividend generally would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See "Material United States Federal Income Tax Considerations."

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

        In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and the vesting of restricted stock units pursuant to our employee benefit plans, for purchase by employees under our employee stock purchase plan, upon conversion of the notes offered hereby. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Risks Related to Ownership of Our Common Stock

The market price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the value of your notes.

        The trading price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. From March 31, 2013 through June 30, 2014, our stock price has ranged from $4.99 to $15.39 per share. Factors affecting our operating results and that may result in a material adverse effect on our stock price include:

  •
  the degree of commercial success of Gralise, CAMBIA, Zipsor and Lazanda;

  •
  filings and other regulatory actions related to our product candidates and those of our collaborative partners;

  •
  the outcome of our patent infringement litigation against the filer of an ANDA for Zipsor;

  •
  the reversal or any appeal of the district court's ruling in our patent infringement litigation against the filer of an ANDA for Gralise;

  •
  the outcome of our patent infringement litigation against Purdue and Endo;

  •
  the outcome of our litigation against the FDA;

  •
  developments concerning proprietary rights, including patents, infringement allegations and litigation matters;

  •
  decisions by collaborative partners to proceed or not to proceed with subsequent phases of a collaboration or program;

  •
  adverse events related to our products, including recalls;

  •
  interruptions of manufacturing or supply, or other manufacture or supply difficulties;

  •
  variations in revenues obtained from collaborative agreements, including milestone payments, royalties, license fees and other contract revenues;

  •
  adoption of new technologies by us or our competitors; and

  •
  variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations.

        As a result of these factors, our stock price may continue to be volatile. Some companies that have experienced volatility in the trading price of their stock have been the subject of securities class action litigation. For example, any significant drops in our stock price, such as the ones we experienced following the announcement of our Sefelsa Phase 3 trial results in October 2009 and October 2011 the announcement of the vote by the Reproductive Health Drugs Advisory Committee of the FDA against the approval of Sefelsa in March 2013 and the FDA's issuance of a CRL to the NDA for Sefelsa, could give rise to shareholder lawsuits, which are costly and time consuming to defend against and which may adversely affect our ability to raise capital.

        In addition, if the market for pharmaceutical stocks or the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industry even if these events do not directly affect us.

        Any of these factors could cause a decrease in the market price of our common stock you may receive upon conversion of your notes, and could adversely affect the trading price of your notes.

We have broad discretion in the use of the net proceeds that we receive in this offering.

        As of the date of this prospectus supplement, we have no specific plans for the use of the net proceeds we receive from this offering. However, we currently intend to use the net proceeds we receive from this offering primarily for working capital and other general corporate purposes. Additionally, we may choose to expand our current business, through acquisitions of, or investments in, other businesses, products or technologies, using cash or shares of our common stock. However, we have no commitments with respect to any acquisitions or investments at this time. Accordingly, our management will have broad discretion over the specific use of the net proceeds that we receive in this offering and might not be able to obtain a significant return, if any, on investment of these net proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, results of operations and financial condition could be harmed.

We do not intend to pay dividends on our common stock so any returns on shares of our common stock you receive upon conversion, if any, will be limited to changes in the value of our common stock.

        We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, our ability to pay cash dividends on our common stock may be prohibited or limited by the terms of any future debt financing arrangement. Any return to shareholders will therefore be limited to the increase, if any, of our stock price.

Provisions in our restated certificate of incorporation and bylaws and California law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the market price of our common stock and the value of the notes.

        Certain provisions of our articles of incorporation and the California General Corporation Law could discourage a third party from acquiring, or make it more difficult for a third party to acquire, control of our company without approval of our board of directors. These provisions could also limit the price that certain investors might be willing to pay in the future for shares of our common stock or the notes. Certain provisions allow the board of directors to authorize the issuance of preferred stock with rights superior to those of the common stock. We are also subject to the provisions of Section 1203 of the California General Corporation Law which requires a fairness opinion to be provided to our shareholders in connection with their consideration of any proposed "interested party" reorganization transaction.

        We have adopted a shareholder rights plan, commonly known as a "poison pill." The provisions described above, our poison pill and provisions of the California General Corporation Law may discourage, delay or prevent a third party from acquiring us. These provisions could also discourage proxy contests and make it more difficult for shareholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could depress the market price of our common stock and the notes. See "Description of Capital Stock" in the accompanying prospectus.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting the underwriting discount and other estimated expenses payable by us, will be approximately $             million ($             million if the underwriters exercise their option to purchase additional notes in full). We intend to use the net proceeds from this offering for working capital and other general corporate purposes and potential acquisitions and strategic transactions. We have no agreements or understandings with respect to any such acquisition or strategic transaction.

        The amounts and timing of these expenditures will depend on a number of factors, such as our commercialization efforts for our products, timing and progress toward our submission of applications for regulatory approval and obtaining potential regulatory approval for our product candidates, our research and development efforts, technological advances and the competitive environment for our products and product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short and long-term interest bearing instruments.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and consolidated capitalization at June 30, 2014:

  •
  on an actual basis; and

  •
  on an as adjusted basis, giving effect to the completion of this offering (assuming the underwriters' option to purchase additional notes is not exercised), but not our application of the estimated net proceeds thereof as described in "Use of Proceeds."

        The following table is unaudited and should be read together with "Use of Proceeds," the discussion under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2014, our historical consolidated financial statements and the related notes thereto included or incorporated by reference in this prospectus supplement.

	At June 30, 2014
(In thousands, except for shares and per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$211,145	$

Long-term debt:
% Convertible Senior Notes due 2021(1)	—
Liability related to the sale of future royalties and milestones, less current portion	128,297

Total long-term debt	128,297

Shareholders' equity:

Preferred stock—no par value per share, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and surrendered, and zero shares outstanding, actual and as adjusted

Common stock—no par value per share, 100,000,000 shares authorized; 58,436,345 shares issued and outstanding, actual and as adjusted(2)	230,858
Additional paid-in capital(3)	1,850
Accumulated deficit	(53,364)
Accumulated other comprehensive income (loss), net of tax	(18)

Total shareholders' equity(3)	$179,326

Total capitalization	$307,623

(1)
In accordance with Accounting Standards Codification, ASC 470-20, "Debt with Conversion and Other Options" (ASC 470-20), convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of such notes, without reflecting the debt discount or fees and expenses that we are required to recognize or the increase in additional paid-in capital on our consolidated balance sheet.

(2)
Excluding (i) 6,854,185 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $7.82 per share; (ii) 762,951 shares of common stock issuable upon vesting of restricted stock units; (iii) 6,636,543 shares of common stock reserved for the issuance under our equity compensation plans; and (iv) shares of our common stock to be reserved for issuance upon conversion of the notes offered hereby, in each case as of June 30, 2014.

(3)
Issuance of the notes (giving effect to the application of ASC 470-20 as described in note (1) above) will result in an increase in additional paid-in capital and, therefore, an increase in total shareholders' equity and total capitalization. Amounts shown in the table above do not reflect application of ASC 470-20 to the notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the years ended December 31, 2009 to 2013 and the six months ended June 30, 2014 was as follows:

	Year Ended December 31,
						Six Months Ended June 30, 2014
	2009	2010	2011	2012	2013
	(in thousands, except for ratios)
Ratio of earnings to fixed charges(1)(2)	—	4.6	107.3	—	1.9	7.7
Earnings (Deficiency of Earnings) available to cover combined fixed charges and preference dividends(3)	$(22,023)	$3,892	$71,122	$(29,872)	$4,580	$70,940

(1)
For purposes of computing these ratios of earnings to fixed charges, fixed charges consist of interest expense and an estimated interest component of rent. Non-cash charges relating to the change in fair value of the contingent consideration liability recorded as interest expense totaling $39,000, $908,000 and $1,226,000 within each of the years ended December 31, 2012 and 2013 and the six months ended June 30, 2014 have been excluded from the calculation of the fixed charges above.

(2)
We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

(3)
Earnings consist of net income (loss) applicable to common stock shareholders before income taxes plus combined fixed charges. Earnings for the year ended December 31, 2013 and the six months ended June 30, 2014 include non-cash royalty revenue related to sale of future royalties to PDL of $18,104,000 and $76,081,000, respectively.

 PRICE RANGE OF COMMON STOCK

        The following table shows, for the periods indicated, the high and low reported sale price per share for our common stock, as reported on The NASDAQ Global Select Market.

Quarter Ended	High	Low
March 31, 2012	$7.15	$5.19
June 30, 2012	$6.64	$4.75
September 30, 2012	$5.98	$4.91
December 31, 2012	$6.45	$5.35
March 31, 2013	$7.15	$5.12
June 30, 2013	$6.19	$4.99
September 30, 2013	$7.70	$5.63
December 31, 2013	$10.77	$6.95
March 31, 2014	$15.39	$10.20
June 30, 2014	$14.85	$10.29
September 30, 2014 (through August 29, 2014)	$15.51	$9.85

        On August 29, 2014, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $15.35 per share. As of August 29, 2014, there were approximately 23 holders of record of our common stock.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business.

DESCRIPTION OF NOTES

        We will issue the notes under a base indenture, as supplemented by a supplemental indenture related to the notes, in each case to be dated as of the date of initial issuance of the notes between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "trustee"). In this section, we refer to the base indenture (the "base indenture"), as supplemented by the supplemental indenture (the "supplemental indenture"), collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        You may request a copy of the indenture from us as described under "Where You Can Find More Information."

        For purposes of this description, references to "we," "our" and "us" refer only to Depomed, Inc. and not to its subsidiary.

General

        The notes will:

  •
  be our general unsecured, senior obligations;

  •
  initially be limited to an aggregate principal amount of $230.0 million (or $264.5 million if the underwriters' option to purchase additional notes is exercised in full);

  •
  bear cash interest from            , 2014 at an annual rate of            % payable semiannually on March 1 and September 1 of each year, beginning on March 1, 2015;

  •
  be subject to redemption at our option, in whole or in part, on or after September 5, 2019 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

  •
  be subject to repurchase by us at the option of the holders following a fundamental change occurring prior to the maturity date (as defined below under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes") at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant fundamental change repurchase date;

  •
  mature on September 1, 2021, unless earlier converted, redeemed or repurchased in accordance with their terms;

  •
  be issued in denominations of $1,000 and multiples of $1,000; and

  •
  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "Book-Entry, Settlement and Clearance."

        Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of            shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock). The conversion rate is subject to adjustment if certain events occur.

        We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion Rights—Settlement upon Conversion." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

        The indenture does not limit the amount of debt that may be issued by us or any of our current or future subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "—Consolidation, Merger or Sale of Assets" below and except for the provisions set forth under "—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

        We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

        We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

        We will cause all notes surrendered for payment, redemption, repurchase (including as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our current or future subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

        We will pay or cause the paying agent to pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

        We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase.

        The registered holder of a note will be treated as its owner for all purposes.

        If the Issuer maintains a paying agent in a European Union Member State, the Issuer will ensure that it maintains a Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to European Union Directive 2003/48/EC, on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives.

Interest

        The notes will bear cash interest at a rate of            % per year. Interest on the notes will accrue from             , 2014 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2015.

        Interest will be paid to the person in whose name a note is registered at the close of business on February 15 or August 15, as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

        If any interest payment date, the maturity date or any earlier required fundamental change repurchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Additional Amounts

        If we consolidate with or merge with or into, or sell, convey, transfer or lease our consolidated properties and assets substantially as an entirety to, another company and the resulting, surviving or transferee company is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such company or any successor thereto, the "surviving entity"), then all payments and deliveries made by, or on behalf of, the surviving entity under or with respect to the notes, including, but not limited to, payments of principal (including, if applicable, the redemption price and the fundamental change purchase price), payments of interest and deliveries of common stock or other reference property and/or payments of cash, in each case, upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by a taxing authority ("Taxes") within any jurisdiction in which the surviving entity is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a "relevant taxing jurisdiction"), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the surviving entity will pay such additional amounts (the "additional amounts") as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting or withholding any taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

        (1)   for or on account of:

          (a)   any Tax that would not have been imposed but for:

              (i)  the existence of any present or former connection between the holder or beneficial owner of such note and the relevant taxing jurisdiction, other than merely holding such note or the receipt of payments or the enforcement of rights thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

             (ii)  the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the redemption price and fundamental change purchase price, if applicable) and interest on, such note or the delivery of common stock and other reference property and/or payments of cash, in each case, upon conversion of such note became due and payable pursuant to the terms thereof or was made or duly provided for; or

            (iii)  the failure of the holder or beneficial owner to comply with a timely request from the surviving entity to provide certification, information, documents or other evidence concerning such holder's or beneficial owner's nationality, residence, identity or connection with the relevant taxing jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the relevant taxing jurisdiction in order to reduce or eliminate any withholding or deduction as to which additional amounts would have otherwise been payable to such holder or beneficial owner;

          (b)   any estate, inheritance, gift, sale, transfer, excise, personal property Tax or similar Tax;

          (c)   any Tax that is payable otherwise than by withholding or deduction from payments under or with respect to the notes;

          (d)   to any Tax required to be withheld by any paying agent from any payment or delivery, if such Tax results from the presentation of any note for payment or delivery, and such Tax could have been avoided by the presentation of the note to another paying agent;

          (e)   any Tax, withholding or deduction required by FATCA (as defined below), any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the IRS under FATCA;

          (f)    the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives; or

          (g)   any combination of Taxes referred to in the preceding clauses (a) through (f) above; or

        (2)   with respect to any payment of the principal of (including the redemption price and the fundamental change purchase price, if applicable) and interest on, such note or the delivery of common stock or other reference property and/or payments of cash, in each case, upon conversion of such note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the relevant taxing jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.

        In the event that (i) the taxing authority of a relevant taxing jurisdiction determines that amounts should have been withheld or deducted in respect of any payments or deliveries under or with respect to the notes in excess of any amounts that were actually withheld or deducted by the surviving entity, and (ii) the surviving entity would have been required to pay additional amounts if such amounts had been withheld or deducted, then the surviving entity will indemnify the beneficial owner, on an after-tax basis, for any and all losses incurred as a result of its failure to make such withholdings and deductions and to pay additional amounts; provided that (i) only direct losses (and no consequential losses or damages) shall be recoverable hereunder, (ii) no indemnification shall be required hereunder unless and after the beneficial owner has exhausted all reasonable remedies available to it to reduce or eliminate the amount of such losses, and (iii) as a condition of such indemnification the beneficial owner shall reasonably assist the surviving entity in any attempt the surviving entity may make to seek to secure a reduction or refund of any such amounts, which reduction or refund shall be for the account of the surviving entity to the extent of any indemnification previously provided to the beneficial owner.

        In the event that additional amounts actually paid with respect to the notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of taxes in excess of the appropriate rate applicable to the holder of such notes, and, as a result thereof such holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

        If the surviving entity is required to make any deduction or withholding from any payments with respect to the notes, the surviving entity will deliver to the trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or other evidence reasonably satisfactory to the trustee.

        Whenever there is mentioned in any context the delivery of common stock or other reference property and/or payments of cash, in each case, upon conversion of any note or the payment of principal of (including the redemption price and the fundamental change purchase price, if applicable) and interest on, any note or any other amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Ranking

        The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our existing and future liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our current or future subsidiaries (including trade payables but excluding intercompany obligations). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        As of June 30, 2014, we and our subsidiary had no consolidated indebtedness and a $194.9 million liability associated with amounts received from the sale of future royalties and milestones to PDL, which is being treated as debt in accordance with applicable accounting standards. The royalty proceeds do not need to be repaid, are non-recourse to us and do not accrue any cash interest. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' option to purchase additional notes), our total consolidated indebtedness, as of June 30, 2014, would have been $230.0 million, not including the liability associated with the sale of future royalties and milestones to PDL. The ability of any of our current or future subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, our future debt instruments, applicable corporate and other laws and regulations as well as agreements to which our current or future subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price if a holder requires us to repurchase notes upon a fundamental change as described below. See "Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes."

Optional Redemption

        No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to September 5, 2019, the notes will not be redeemable. On or after September 5, 2019, we may redeem for cash all or part of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 60 nor more than 90 calendar days' notice before the redemption date to the trustee, the paying agent and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day.

        If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the trustee considers to be fair and appropriate (except that any notes represented by a global note will be redeemed by such method as the DTC may require).

        If the trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption to the extent that the converted portion does not exceed the portion selected for redemption.

        In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

        No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

        Prior to the close of business on the business day immediately preceding March 1, 2021, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion upon Satisfaction of Sale Price Condition," "—Conversion upon Satisfaction of Trading Price Condition," "—Conversion upon Redemption" and "—Conversion upon Specified Corporate Events." On or after March 1, 2021 to the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

        The conversion rate for the notes will initially be            shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under "—Settlement upon Conversion"). The trustee will initially act as the conversion agent.

        A holder may convert fewer than all of such holder's notes so long as the notes converted are a multiple of $1,000 principal amount.

        If we call notes for redemption, a holder of notes may convert all or any portion of its notes only until the close of business on the scheduled trading day immediately preceding the redemption date unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the redemption price has been paid or duly provided for).

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under "—Settlement upon Conversion." Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

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  the principal amount of the note; and

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  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

        As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

        Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

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  for conversions following the regular record date immediately preceding the maturity date;

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  if we have specified a redemption date that is after a regular record date and on or prior to the corresponding interest payment date;

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  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately succeeding the corresponding interest payment date; or

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  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

        Therefore, for the avoidance of doubt, all record holders of notes on the regular record date immediately preceding the maturity date and any fundamental change repurchase date described in the bullets in the preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted following such regular record date.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        Holders may surrender their notes for conversion only under the following circumstances:

  Conversion upon Satisfaction of Sale Price Condition

        Prior to the close of business on the business day immediately preceding March 1, 2021, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2014 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the notes on each applicable trading day.

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        "Trading day" means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if our common stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, "trading day" means a "business day."

  Conversion upon Satisfaction of Trading Price Condition

        Prior to the close of business on the business day immediately preceding March 1, 2021, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the notes on each such trading day.

        The "trading price" of the notes on any date of determination means the average of the secondary market written bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

        The bid solicitation agent shall have no obligation to obtain bid quotations regarding the trading price per $1,000 principal amount of notes unless we have requested such quotations in accordance with the indenture; and we will have no obligation to make such request unless a holder of at least $1,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we will instruct the bid solicitation agent to obtain written bid quotations regarding the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        The trustee will initially act as the bid solicitation agent.

  Conversion upon Notice of Redemption

        If we call any or all of the notes for redemption prior to the close of business on the business day immediately preceding March 1, 2021, holders may convert all or any portion of their notes at any time prior to the close of business on the scheduled trading day prior to the redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the redemption price has been paid or duly provided for.

  Conversion upon Specified Corporate Events

  Certain Distributions

        If, prior to the close of business on the business day immediately preceding March 1, 2021, we elect to:

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  issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

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  distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 50 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

  Certain Corporate Events

        If (i) a transaction or event that constitutes a (x) fundamental change (as defined under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes") or (y) a make-whole fundamental change (as defined under "—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change") occurs prior to the close of business on the business day immediately preceding March 1, 2021, regardless of whether a holder has the right to require us to repurchase the notes as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" or (ii) we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets prior to the close of business on the business day immediately preceding March 1, 2021, pursuant to which our common stock would be converted into cash, securities or other assets, then, in each case, all or any portion of a holder's notes may be surrendered for conversion at any time from or after the date that is 50 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 50 scheduled trading days prior to the anticipated effective date of such transaction; or (ii) if we do not have knowledge of such transaction at least 50 scheduled trading days prior to the anticipated effective date of such transaction, within five business days of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

  Conversions On or After March 1, 2021

        On or after March 1, 2021, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

  Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        If you hold a certificated note, to convert you must:

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  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

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  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

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  if required, furnish appropriate endorsements and transfer documents; and

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  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

        We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

        If a holder has already delivered a repurchase notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the fundamental change repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

  Settlement upon Conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions for which the relevant conversion date occurs during the period from, and including, March 1, 2021 to the close of business on the second scheduled trading day immediately preceding the maturity date, and all conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to notes and prior to the related redemption date, will be settled using the same settlement method. Except for any conversions described in the preceding sentence, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

        If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions (i) for which the relevant conversion date occurs after the date of a notice of redemption as described under "—Optional Redemption" and prior to the related redemption date, in such notice of redemption or (ii) occurring from, and including, March 1, 2021 to the close of business on the second scheduled trading day immediately preceding the maturity date, no later than the close of business on the business day immediately preceding March 1, 2021). If we do not timely elect a settlement method as described in the preceding sentence, we will no longer have the right to elect cash settlement or physical settlement during such period and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we timely elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent to settle conversions of the notes through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

        Settlement amounts will be computed as follows:

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  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

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  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

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  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related observation period.

        The "daily settlement amount," for each of the 40 consecutive trading days during the observation period, will consist of:

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  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 40 (such quotient the "daily measurement value") and (ii) the daily conversion value; and

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  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 2.5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day.

        The "daily VWAP" means the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "DEPO <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        The "observation period" with respect to any note surrendered for conversion means:

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  subject to the immediately preceding bullet; if the relevant conversion date occurs prior to March 1, 2021, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

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  if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under "—Optional Redemption" and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding such redemption date; and

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  if the relevant conversion date occurs during the period from, and including March 1, 2021, to the close of business on the second scheduled trading day immediately preceding the maturity date, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

        For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

        Except as described under "—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change" and "—Recapitalizations, Reclassifications and Changes of Our Common Stock," we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

        We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

  Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

  (1) If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

  (2) If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

        where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

        For the purpose of this clause (2) and for the purpose of the first bullet point under "—Conversion upon Specified Corporate Events—Certain Distributions," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

  (3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants (other than in connection with a shareholders rights plan unless the rights have separated from the shares prior to any conversion) to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

  •
  any dividends or distributions of reference property in exchange for our common stock in connection with any reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition described below under "—Recapitalizations, Reclassifications, and Changes of Our Common Stock;" and

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply;

        then the conversion rate will be increased based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0	=
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

        Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

  where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion upon Satisfaction of Sale Price Condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and
MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

        The increase in the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion of notes during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date of the spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period.

  (4) If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

        where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

        Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0"(as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

  (5) If we or any of our current or future subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

        where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1	=
the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1	=
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

        The increase in the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of notes within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        Subject to the applicable listing standards of The NASDAQ Global Select Market we are permitted to increase the conversion rate for the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to the applicable listing standards of The NASDAQ Global Select Market, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material United States Federal Income Tax Considerations."

        We currently have a rights plan in effect. To the extent we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate for the notes will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our current or future subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (5) above;

  •
  solely for a change in the par value of our common stock; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change in the conversion rate of at least 1%. However, we will carry-forward any adjustments that are less than 1% and make such carry-forward adjustments (i) in connection with any subsequent adjustment to the conversion rate of at least 1% (when all such carried-forward adjustments not yet made are taken into account), (ii) upon the occurrence of a fundamental change or a make-whole fundamental change and (iii) (x) on the conversion date for any notes (in the case of physical settlement) or (y) on each trading day of any observation period (in the case of cash settlement or combination settlement).

  Recapitalizations, Reclassifications and Changes of Our Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our current or future subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the notes, as set forth under "—Settlement upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under "—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

        The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under "—Conversion Rate Adjustments" above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" below, as the board of directors reasonably considers necessary by reason of the foregoing.

  Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the "stock price" for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when such last reported sale prices, daily VWAPs, daily conversion values or daily settlement amounts are to be calculated.

  Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change

        If the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the relevant notice of conversion of such notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

        Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under "—Settlement upon Conversion." However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change no later than five business days after such effective date. Simultaneously with providing such notice, we will issue a press release or publish the information on our website or through such other public medium as we may use at that time.

        The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

        The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate for the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2014
September 1, 2015
September 1, 2016
September 1, 2017
September 1, 2018
September 1, 2019
September 1, 2020
September 1, 2021

        The exact stock prices and effective dates may not be set forth in the table above, in which case

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

  •
  If the stock price is greater than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

  •
  If the stock price is less than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed            shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

        If a "fundamental change" (as defined below in this section) occurs at any time prior to the maturity date, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

        The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

          (1)   a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

          (2)   the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

          (3)   our shareholders approve any plan or proposal for the liquidation or dissolution of us; or

          (4)   our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common shareholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under "—Conversion Rights—Settlement upon Conversion").

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

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  the events causing a fundamental change;

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  the date of the fundamental change;

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  the last date on which a holder may exercise the repurchase right;

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  the fundamental change repurchase price;

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  the fundamental change repurchase date;

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  the name and address of the paying agent and the conversion agent, if applicable;

  •
  if applicable, the conversion rate and any adjustments to the conversion rate;

  •
  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

        Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

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  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

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  the principal amount, if any, which remains subject to the repurchase notice.

        If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

        We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder of such notes will terminate (other than the right to receive the fundamental change repurchase price).

        In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes,

in each case, so as to permit the rights and obligations under this "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" to be exercised in the time and in the manner specified in the indenture.

        No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

        The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        Furthermore, holders may not be entitled to require us to repurchase their notes or be entitled to an increase in the conversion rate upon conversion as described under "—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change" in circumstances involving a significant change in the composition of our board unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

        The definition of fundamental change includes a phrase relating to the sale, conveyance, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, conveyance, lease or other transfer of less than all of our assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our current or future subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes." If we fail to repurchase notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger or Sale of Assets

        The indenture provides that we will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is (1) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of Luxembourg, the Cayman Islands, the Netherlands, Switzerland, the Republic of Ireland, the United Kingdom or Canada, and such company (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts, as set forth above under "—Additional Amounts"); and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we will be discharged from our obligations under the notes and the indenture, except in the case of any such lease.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

        Each of the following is an event of default with respect to the notes:

          (1)   default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

          (2)   default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

          (3)   our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right, and such failure is not cured within five business days;

          (4)   our failure to give a fundamental change notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" or notice of a specified corporate transaction as described under "—Conversion upon Specified Corporate Events," in each case when due;

          (5)   our failure to comply with our obligations under "Consolidation, Merger or Sale of Assets;"

          (6)   our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or the indenture;

          (7)   default by us or any of our current or future subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20.0 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

          (8)   a final judgment or judgments for the payment of $20.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our current or future subsidiaries, which judgment or judgments are not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

          (9)   certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X.

        If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

        Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default under the indenture relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will, for the first 180 days during which such an event of default is continuing, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the first 90 days during which such an event of default is continuing and 0.50% per annum of the principal amount of the notes outstanding from the 91st day until the 180th day on which such event of default is continuing beginning on, and including, the date on which such event of default first occurs.

        If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default under the indenture. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy for the first 180 days during which an event of default relating to the failure to comply with the reporting obligations is continuing in accordance with the immediately preceding paragraph, we must notify all holders of the notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on any note upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults with respect to the notes (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the redemption price or the fundamental change repurchase price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the trustee written notice that an event of default is continuing;

          (2)   holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

          (3)   such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee under the indenture.

        The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is actually known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it receives notice thereof. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year under the indenture. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

        Payments of the redemption price, fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

          (1)   reduce the amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or extend the stated time for payment of interest on any note;

          (3)   reduce the principal of or extend the stated maturity of any note;

          (4)   make any change that adversely affects the conversion rights of any note;

          (5)   reduce the redemption price or fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of the notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (6)   make any note payable in money or at a place of payment other than that stated in the note;

          (7)   change the ranking of the notes;

          (8)   impair the right of any holder to receive payment of principal and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

          (9)   change the provisions described under "—Additional Amounts" above; or

          (10) make any change in the amendment provisions that require each holder's consent or in the waiver provisions.

        Without the consent of any holder, we and the trustee may amend the indenture to:

          (1)   cure any ambiguity, omission, defect or inconsistency;

          (2)   provide for the assumption by a successor corporation of our obligations under the indenture;

          (3)   add guarantees with respect to the notes;

          (4)   secure the notes;

          (5)   add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us under the indenture;

          (6)   make any change that does not adversely affect the rights of any holder;

          (7)   increase the conversion rate as provided in the indenture;

          (8)   provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

          (9)   irrevocably elect a settlement method or a specified dollar amount, or eliminate our right to elect a settlement method;

          (10) in connection with any transaction described under "Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock" above, provide that the notes are convertible into reference property, subject to the provisions described under "Conversion Rights—Settlement upon Conversion" above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

          (11) comply with any requirement of the SEC in connection with the qualification of indenture under the Trust Indenture Act; or

          (12) conform the provisions of the indenture to any provision of the "Description of Notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock (solely to satisfy outstanding conversions, as applicable) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of the Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Reports

        The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR, it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer's certificate).

Trustee

        The Bank of New York Mellon Trust Company, N.A. is the initial trustee, security registrar, paying agent, bid solicitation agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, bid solicitation agent, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

        The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

  The Global Notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

  Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

  Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CAPITAL STOCK

        The following description is a summary of the material terms of our common stock, our preferred stock and our rights agreement. Because it is only a summary, it does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our amended and restated articles of incorporation, our bylaws, as amended, and our rights agreement, each of which has been filed with the SEC, as well as applicable California law.

        Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share, 25,000 of which are designated as Series A Preferred Stock and 100,000 of which are designated Series RP Preferred Stock, which series is described in greater detail in this prospectus supplement under the heading "—Series RP Preferred Stock Purchase Rights" below. At August 29, 2014, we had 58,585,980 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to the preferences that may be applicable to any future shares of preferred stock outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of us, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any future shares of preferred stock outstanding. The holders of common stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock which we may designate and issue in the future.

Preferred Stock

        We have 5,000,000 shares of preferred stock authorized, 25,000 of which are designated as Series A Preferred Stock and 100,000 of which are designated Series RP Preferred Stock, which series is described in greater detail in this prospectus supplement under the heading "—Series RP Preferred Stock Purchase Rights" below. Our board of directors has the authority to provide for the issuance of the preferred stock in one or more series, and by filing a certificate pursuant to California corporate law, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof. Our board of directors, without shareholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of common stock, and the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us.

        As of the date of this prospectus supplement, there are no shares of Series A Preferred Stock outstanding and no shares of Series RP Preferred Stock outstanding.

Series RP Preferred Stock Purchase Rights

        On April 21, 2005, we adopted a shareholder rights plan ("Rights Plan"). The description and terms of the rights issuable under the Rights Plan are set forth in a Rights Agreement between us and Continental Stock Transfer and Trust Company, as Rights Agent, dated as of April 21, 2005. Under the Rights Plan, we distributed one Series RP Preferred Share purchase right for each share of common stock outstanding at the close of business on May 5, 2005. If a person or group acquires 20% or more of our common stock in a transaction not pre-approved by our board of directors, each right will entitle its holder, other than the acquirer, to buy our common stock at 50% of its market value for the right's then current exercise price (initially $35.00). In addition, if an unapproved party acquires more than 20% of our common stock, and we are later acquired by the unapproved party or in a transaction in which all of our shareholders are not treated alike, shareholders with unexercised rights, other than the unapproved party, will be entitled to purchase common stock of the merger party or asset buyer with a value of twice the exercise price of the rights. Each right also becomes exercisable for one one-thousandth of a share of our Series RP Preferred Stock at the right's then current exercise price 10 days after an unapproved third party makes, or announces an intention to make, a tender offer or exchange offer that, if completed, would result in the unapproved party acquiring 20% or more of our common stock. We may redeem the rights for a nominal amount before an event that causes the rights to become exercisable. We may also, at any time after an unapproved party acquires 20% or more of our common stock, exchange all or a part of the then exercisable rights for shares of common stock, at an exchange ratio to be determined by dividing the then applicable exercise price by the then current market price per share of common stock.

        Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of us, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders of us, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter. As long as the rights are attached to the shares of common stock, we will issue one right with each new share of common stock so that all such shares will have attached rights. The rights will expire on April 21, 2015 unless earlier redeemed.

        The Rights Agreement, specifying the terms of the rights and the Certificate of Determination for Series RP Preferred Stock, is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on April 22, 2005 and is incorporated herein by reference. The foregoing descriptions of the Rights and of the Series RP Preferred Stock are qualified in their entirety by reference to the Rights Agreement and the exhibits thereto.

Anti-Takeover Provisions

Rights Agreement.

        The rights described under the heading "—Series RP Preferred Stock Purchase Rights" above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire a significant interest in us on terms not approved by our board of directors.

Articles of Incorporation and Bylaws.

        Preferred Stock.    Under our amended and restated articles of incorporation, our board of directors has the power to authorize the issuance of up to 5,000,000, shares of preferred stock, 4,875,000 of which remain undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the shareholders. The issuance of preferred stock may:

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  delay, defer or prevent a change in control;

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  discourage bids for the common stock at a premium over the market price of our common stock;

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  adversely affect the voting and other rights of the holders of our common stock; and

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  discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

        Special Meeting Requirements.    Our bylaws provide that special meetings of shareholders may be called at the request of our board of directors, the chairman of our board of directors, the President, or the holder of shares entitled to cast not less than one-tenth of the votes at the meeting.

        Advance Notice Requirement.    Shareholder proposals to be brought before an annual meeting of our shareholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including shareholder proposals relating to the nominations of persons for election to our board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 120 or more than 150 days prior to the first anniversary of the date on which the proxy materials for the preceding year's annual meeting of shareholders were mailed.

        Indemnification.    Our amended and restated articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

        The above provisions may deter a hostile takeover or delay a change in control or management of us.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Listing Information

        Our common stock is listed on The NASDAQ Global Select Market and is traded under the symbol "DEPO".

UNDERWRITING

        We will enter into an underwriting agreement with Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters listed in the table below. Pursuant to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite that underwriter's name.

Underwriter	Principal amount of notes
Morgan Stanley & Co. LLC	$
RBC Capital Markets, LLC

Total	$230,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The obligations of the several underwriters under the underwriting agreement are subject to the satisfaction of certain conditions.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

        The following table shows the per note and total underwriting discount to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional $34,500,000 principal amount of notes.

	No exercise	Full exercise
Per note	$	$
Total	$	$

        The estimated offering expenses payable by us, exclusive of the underwriting discount, are approximately $600,000.

Option to Purchase Additional Notes

        If the underwriters sell more notes than the total principal amount of notes set forth in the table above, the underwriters have an option to purchase up to an additional $34,500,000 principal amount of notes. They may exercise that option with respect to the notes within a 30-day period from the date of this prospectus supplement. If any notes are purchased pursuant to this option, the underwriters will severally purchase notes in approximately the same proportion as set forth in the table above and will offer such additional notes on the same terms as those on which the notes are being offered.

New Issue of Notes

        The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

        The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot be certain that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

No Sale of Similar Securities

        We and our directors and our executive officers have agreed that, for a period of 75 days from the date of this prospectus supplement, neither we nor they will, without the prior consent of Morgan Stanley & Co. LLC, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or file any registration statement relating to the offering of any shares of common stock or any other securities convertible into or exercisable or exchangeable for common stock.

        Notwithstanding the above, the underwriters have agreed that the lock-up agreement applicable to us does not apply to (a) the sale of the notes to the underwriters, (b) the issuance by us of any underlying shares of common stock upon conversion of the notes, (c) the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which option, warrant or other security is publicly disclosed in the our filings with the SEC, (d) the issuance by us of shares of, or options to purchase shares of, common stock, restricted stock units or other equity awards to our employees, officers or directors pursuant to employee benefit plans in effect on the date hereof and which plans are publicly disclosed in the our filings with the SEC or (e) the entry into an agreement providing for the issuance of, or the actual issuance of, shares of common Stock or securities that are convertible into, exercisable for, or that represent the right to receive common Stock, in connection with our acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions; provided that in the case of clause (e), the aggregate number of shares of common stock (including any common stock underlying any such securities) that we may issue or sell or agree to issue or agree to sell shall not exceed 5% of the total number of shares of common Stock issued and outstanding as of the date of this prospectus supplement, and that we shall (A) cause each recipient of such securities to execute and deliver to Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, on or prior to the issuance of such securities, an agreement to not transfer or otherwise dispose of such securities for the remainder of the 75-days restricted period, and (B) enter stop transfer instructions with our transfer agent and registrar on such securities, which the we agree not to waive or amend without the prior written consent of Morgan Stanley & Co. LLC.

        In addition, notwithstanding the lock-up agreements applicable to our directors and our executive officers, the underwriters have agreed that these agreements do not apply to (a) the receipt, exercise, cashless or net exercise, vesting or forfeiture of, or removal or lapse of restrictions on, any stock option, common stock issued upon exercise of a stock option, restricted stock or other awards pursuant to any employee benefit plan or arrangement in existence as of the date hereof, so long as such sale or transfer of any shares of common stock does not involve the sale or transfer of any shares of common stock other than between us and the director or executive officer, (b) transfers of shares of common stock or any security convertible into common stock as a bona fide gift, (c) distributions of shares of common stock or any security convertible into common stock to limited partners or shareholders of the directors or executive officers, (d) transfers of shares of common stock or any security convertible into common stock by will or intestate succession or to any trust, limited liability company or partnership for the benefit of the director or executive officer's immediate family, or (e) transfers or sales of the notes by operation of law pursuant to a domestic relations order or in connection with a divorce settlement; provided that in the case of any transfer or distribution pursuant to (i) clauses (b)-(e), each transferee, donee or distributee signs and delivers an agreement to be bound by the lock-up provisions, and (ii) clauses (b)-(d) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the 75-day restricted period. In addition, the foregoing paragraph shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the 75-day restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the director or executive officer or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the 75-day restricted period.

        In addition, each of our directors and our executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, he or she will not, during the period commencing on the date of his or her lock-up agreement and ending 75 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. Each of our directors and our executive officers has also agreed and consented to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of the his or her shares of common stock except in compliance with the foregoing restrictions. Morgan Stanley & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Price Stabilization and Short Positions; Repurchases of Common Stock

        In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes or our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it would otherwise be in the absence of those transactions. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        These acquisitions could have the effect of raising or maintaining the market price of our common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of our common stock. See "Use of Proceeds."

Foreign Jurisdictions

  Notice to Prospective Investors in the United Kingdom

        With respect to offers and sales of our securities that are the subject of this prospectus supplement:

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  offers or sales of any of such securities to persons in the United Kingdom are prohibited in circumstances which have resulted in or will result in such securities being or becoming the subject of an offer of transferable securities to the public as defined in Section 102B of the Financial Services and Markets Act 2000 (as amended) (the "FSMA");

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  all applicable provisions of the FSMA must be complied with, with respect to anything done in relation to such securities in, from or otherwise involving the United Kingdom; and

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  any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received in connection with the issue or sale of such securities shall only be communicated, or be caused to be communicated, in circumstances in which Section 21(1) of the FSMA does not apply to us.

  Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of our securities which are the subject of this prospectus supplement to the public in that Relevant Member State other than:

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  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Morgan Stanley & Co. LLC for any such offer; or

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  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer of securities to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, us or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA ("FINMA"), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

        You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and for persons or entities who have relationships with us, and may do so in the future. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes material U.S. federal income tax considerations, and in the case of a non-U.S. holder (as defined below), U.S. federal estate tax considerations, that may be relevant to the acquisition, ownership and disposition of the notes and the common stock into which the notes may be converted. This discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes or our common stock.

        This discussion is limited to beneficial owners of notes who purchase the notes in this offering at the "issue price" (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors that may be subject to special rules, such as:

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  dealers in securities;

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  financial institutions;

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  regulated investment companies;

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  real estate investment trusts;

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  entities that are tax-exempt for U.S. federal income tax purposes;

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  insurance companies;

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  persons holding notes as part of a hedge, straddle, conversion or other "synthetic security" or integrated transaction;

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  traders in securities that have elected the mark-to-market method of accounting for their securities;

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  persons subject to the alternative minimum tax;

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  U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar;

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  certain U.S. expatriates;

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  Non-U.S. holders (as defined below) that own, or are deemed to own, (a) more than 5% of our common stock, (b) more than 5% of the notes, or (c) on the date of any acquisition of any notes, notes with a fair market value of more than 5% of the aggregate fair market value of our common stock; or

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  partnerships or other pass-through entities and holders of interest therein.

        If an entity classified as a partnership holds the notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership acquiring the notes or a partnership or a partner of such partnership, you should consult your own tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes or our common stock, as well as the consequences to you arising under other tax laws, including gift tax laws, the laws of any other taxing jurisdiction and the applicability of any income tax treaty.

Payments of Additional Amounts

        We may be required to make payments of additional amounts to holders of the notes under the circumstances described under "Description of Notes—Events of Default" and "Description of Notes—Additional Amounts" above. We intend to take the position that that the possibility of any such payment does not result in the notes being treated as "contingent payment debt instruments" under the applicable Treasury regulations. Our position is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. It is possible that the IRS may take a different position, in which case you might, among other things, be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on a disposition of the notes (including any gain realized on the conversion of a note). The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You should consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences to U.S. Holders

        The following discussion is a summary of material U.S. federal income tax considerations that will apply to you if you are a U.S. holder of notes. For purposes of this discussion, a "U.S. holder" is a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Payments of Interest

        We expect, and the remainder of this discussion assumes, that the notes will be issued at par or at a discount that is de minimis for U.S. federal income tax purposes. Accordingly, interest on a note generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of the Notes

        Except as otherwise described below under "—Conversion of the Notes," you generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the proceeds you receive (less amounts received with respect to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the note. The proceeds will include the amount of any cash and the fair market value of any other property received for the note. Your tax basis in a note generally will be equal to the amount you paid for the note. In general, any gain or loss recognized on a taxable disposition of the note will be capital gain or loss, and generally will be long-term capital gain or loss if you held the note for more than one year at the time of the sale or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. Your ability to deduct capital losses may be limited.

Conversion of the Notes

Conversion of the Notes into Cash

        If you convert your notes and we elect to settle the notes solely in cash, you generally will be taxed as described under "—Sale, Exchange, Redemption or Other Disposition of the Notes" above.

Conversion of the Notes into Common Stock

        You generally will not recognize any income, gain or loss upon conversion of a note solely into shares of our common stock, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock received with respect to accrued but unpaid interest. The tax basis of shares of common stock you receive on conversion generally will equal your adjusted tax basis in that note at the time of conversion (reduced by the portion of the adjusted tax basis allocable to a fractional share). The holding period of the common stock you receive on conversion (other than shares attributable to accrued but unpaid interest) will generally include the period during which the converted notes were held prior to conversion.

        With respect to cash received in lieu of a fractional share of our common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, you generally will recognize gain or loss equal to the difference between the cash received and that portion of your tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its fair market value. In general, any gain or loss recognized on the receipt of cash in lieu of a fractional share will be capital gain or loss, and generally will be long-term capital gain or loss if you held the note for more than one year at the time of the conversion. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. Your ability to deduct capital losses may be limited.

        Any portion of our common stock received that is attributable to accrued but unpaid interest will be taxable to you as ordinary interest income to the extent you have not previously included such amounts in income. Your tax basis in the common stock received with respect to accrued but unpaid interest will equal the fair market value of the stock received. The holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after receipt.

Conversion of Notes into Common Stock and Cash

        If you convert your notes and we elect to settle the notes with a combination of shares of our common stock and cash, the tax consequences are not entirely clear. You may be treated as exchanging the note for common stock and cash in a reorganization for U.S. federal income tax purposes. In such case, you generally would not be permitted to recognize loss, but generally would be required to recognize capital gain in an amount equal to the lesser of the gain realized, (i.e., the difference between (i) the amount of cash and the fair market value of the shares of all common stock received, other than to the extent attributed to accrued but unpaid interest and (ii) your adjusted tax basis of your notes) and the cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued but unpaid interest). Generally any gain recognized upon conversion of a note will be long-term capital gain if you held the note for more than one year at the time of the conversion. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. Your tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued but unpaid interest) generally would equal the adjusted tax basis of the note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued but unpaid interest), and increased by the amount of gain recognized (other than with respect to a fractional share). Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values. The holding period of the common stock you receive on conversion (other than shares attributable to accrued but unpaid interest) generally will include the period during which the converted notes were held prior to conversion.

        Alternatively, the conversion of a note into cash and shares of our common stock may be treated as in part a payment in redemption of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, your aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock based on their relative fair market values. You generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by you (other than amounts attributable to accrued but unpaid interest) and your adjusted tax basis in the portion of the note treated as redeemed. With respect to the portion of the note treated as converted, you generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and amounts attributable to accrued but unpaid interest). The tax basis allocated to the portion of the note treated as converted into common stock would be your tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The holding period of the common stock you receive on conversion (other than shares attributable to accrued interest) generally will include the period during which the converted notes were held prior to conversion.

        Any portion of our common stock received that is attributable to accrued but unpaid interest will be taxable to you as ordinary interest income to the extent you have not previously included such amounts in income. Your tax basis in the common stock received with respect to accrued but unpaid interest will equal the fair market value of the stock received. The holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after receipt.

        If you convert a note between the record date for an interest payment and the next interest payment date and consequently receive a payment of cash interest, as described in "Description of Notes—Conversion Rights," you should consult your own tax advisor concerning the appropriate treatment of such payment.

Constructive Distributions

        The conversion rate of the notes will be adjusted in certain circumstances. Under the Code and applicable Treasury regulations, adjustments that have the effect of increasing your interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to you.

        If we were to make a taxable distribution of cash or property to shareholders (for example, distributions of evidences of indebtedness or assets) and the conversion rate of the notes were increased pursuant to the anti-dilution provisions of the indenture, such increase would be deemed to be a distribution to you. In addition, any other increase in the conversion rate of the notes (including an adjustment to the conversion rate in connection with a make-whole fundamental change, as described under "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change" above) may, depending on the circumstances, be deemed to be a distribution to you.

        Not all changes in conversion rate that allow holders of the notes to receive more stock on conversion, however, increase your proportionate interest in us. For instance, a change in conversion rate could simply prevent the dilution of the interests of the holders of the notes upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions.

        In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of our common stock or holders of the notes, if as a result of such failure the proportionate interest of the shareholders or the holders of the notes (as the case may be) in our assets or earnings and profits is increased.

        If there is a deemed distribution, such distribution will be taxable as a dividend to the extent paid out of our current or accumulated earnings and profits, and thereafter as a return of capital or capital gain in accordance with tax rules applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders or the dividends-received deduction applicable to certain dividends paid to corporate holders.

Possible Effect of a Consolidation or Merger

        In certain situations, we may consolidate or merge into another entity (as described above under "Description of Notes—Consolidation, Merger or Sale of Assets"). Depending on the circumstances, a change in the obligor of the notes as a result of the consolidation or merger could result in a deemed taxable exchange to you and the modified note could be treated as newly-issued at that time, potentially resulting in the recognition of taxable gain or loss. In addition, any conversion after such consolidation or merger could result in different tax treatment than that described above. You should consult your tax advisors regarding the effect of a consolidation or merger on the tax treatment of the notes.

Distributions on Common Stock

        Distributions, if any, made on our common stock (other than certain pro rata distributions of common shares) will be included in income as ordinary dividend income when received to the extent paid out of our current or accumulated earnings and profits. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital, up to your adjusted tax basis in the common stock. Any remaining excess generally will be treated as a capital gain. Dividends received by non-corporate U.S. holders will be eligible to be taxed at reduced rates if the non-corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the corporate U.S. holder meets certain holding period and other applicable requirements.

Sale, Exchange, Redemption or Other Disposition of Common Stock

        For U.S. federal income tax purposes, gain or loss you realize on the sale or other disposition of common stock will be capital gain or loss and will be long-term capital gain or loss if you held the common stock for more than one year at the time of the sale or other taxable disposition. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized upon the disposition. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. Your ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

        Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of common stock and to the proceeds of a sale of a note or share of common stock paid to you, and backup withholding may apply to such payments, unless you provide the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Additional Tax on Net Investment Income

        An additional 3.8% tax is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally would include interest, dividends, and certain net gain from the sale, redemption, exchange, retirement or other taxable disposition of property, such as the notes and our common stock, less certain deductions. You should consult your tax advisors with respect to this additional tax and its applicability to your particular circumstances.

Tax Consequences to Non-U.S. Holders

        The following is a summary of the material U.S. federal income and, to a limited extent, certain estate tax consequences that will apply to you if you are a non-U.S. holder of the notes or shares of common stock. You are a "non-U.S. holder" if you are a beneficial owner of a note or share of common stock received in respect thereof that is an individual, corporation, estate or trust that is not a U.S. holder.

Payments of Interest

        Subject to the discussion of backup withholding and other withholding requirements below, gross amounts of interest paid to you on the notes generally will be exempt from U.S. federal withholding tax under the "portfolio interest" exemption if you properly certify as to your foreign status, as described below, and:

  •
  you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a "controlled foreign corporation" that is related to us (actually or constructively); and

  •
  interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

        The portfolio interest exemption generally applies only if you appropriately certify as to your foreign status prior to payment. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) to the withholding agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If you cannot satisfy the requirements described above, gross amounts of interest paid to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. See "—Income or Gain Effectively Connected with a U.S. Trade or Business" below.

Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Shares of Common Stock

        You will recognize gain, if any, in whole or in part, on the sale, exchange, redemption or other taxable disposition of a note as well as upon the conversion of a note into cash or into a combination of cash and stock, the receipt of cash in lieu of a fractional share, or on the sale or other taxable disposition of shares of common stock. Nevertheless, subject to the discussion of backup withholding and other withholding requirements below, such gain generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are, or were at any time within the shorter of the five-year period preceding such disposition and the period you held the note or common stock, a "United States real property holding corporation" or "USRPH," and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax generally in the same manner as a U.S. holder, and in the case of a corporate holder, also may be subject to a branch profits tax imposed at the 30% rate (or lower applicable treaty rate). See "—Income or Gain Effectively Connected With a U.S. Trade or Business" below.

        If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat rate of 30% (or lower applicable treaty rate) on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

        With respect to the third bullet point above, we believe that we are not currently, and are not likely to become, a USRPHC.

        Any cash or stock that you receive on the sale, exchange, redemption, conversion or other disposition of a note that is attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described under "—Tax Consequences to Non-U.S. Holders—Payments of Interest" above.

Income or Gain Effectively Connected with a U.S. Trade or Business

        If any interest on the notes, dividends on our common stock or gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes or common stock is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States), then such income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. holder. Effectively connected income will not be subject to U.S. withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI or successor form. If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a "branch profits tax" at a 30% rate, unless an applicable tax treaty provides for a lower rate.

Dividends

        Subject to the discussion above regarding income or tax effectively connected with a U.S. trade or business, any distributions on our common stock treated as dividends for U.S. federal income tax purposes (including deemed dividends on the notes described above under "—Tax Consequences to U.S. Holders—Constructive Distributions") and paid (or deemed paid) to a non-U.S. holder generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In the case of any constructive dividend, it is possible that the U.S. federal tax on the constructive dividend would be withheld from interest payments on the notes, shares of your common stock or sales proceeds subsequently paid or credited to you. In order to obtain a reduced rate of withholding, you will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E certifying your entitlement to benefits under a treaty. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

U.S. Federal Estate Tax

        Individual non-U.S. holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, a note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would have been:

  •
  subject to U.S. federal withholding tax (even if the IRS Form W-8BEN or W-8BEN-E certification requirement described above were satisfied); or

  •
  effectively connected with the conduct by the holder of a trade or business in the United States.

        Individual non-U.S. holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments of interest on the notes and dividends (including constructive dividends) on shares of common stock paid to you. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock and the non-U.S. holder may be subject to backup withholding on payments on the notes and on the common stock or on the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Other Withholding Requirements

        Under the Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") and recently finalized regulations thereunder, a 30% U.S. withholding tax generally is imposed on interest payments on the notes, dividends on our common stock, and on the gross proceeds from a disposition of the notes or our common stock occurring after December 31, 2016, in each case if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any "substantial United States owners" (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Intergovernmental agreements regarding FATCA between the United States and certain other countries may modify the foregoing requirements. You should consult with your tax advisor regarding these rules.

We urge each prospective investor to consult its own tax advisor regarding the particular federal, state, local and foreign tax consequences of purchasing, holding and disposing of our notes or our common stock, including the consequences of any proposed change in applicable laws.

 LEGAL MATTERS

        Baker Botts L.L.P., Palo Alto, California, will pass upon the validity of the securities being offered by this prospectus supplement and Davis Polk & Wardwell LLP, Menlo Park, California will pass upon certain legal matters for the underwriters in connection with this offering.

EXPERTS

        The consolidated financial statements of Depomed, Inc. as of December 31, 2013 and 2012 incorporated by reference from Depomed, Inc.'s Annual Report ("Form 10-K") for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of Depomed, Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, which are incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The Statements of Assets Acquired and Liabilities Assumed and the related statements of Net Revenues and Direct Expenses of Lazanda (A Product Line of Archimedes Pharma Ltd.) as of December 31, 2012 and 2011, and for each of the years in the two-year period ended December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Nautilus Neurosciences, Inc. as of and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus supplement from the Current Report on Form 8-K/A of Depomed, Inc. filed on February 25, 2014, were audited by Rothstein Kass, an independent registered public accounting firm, as set forth in their report dated April 26, 2013, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES

        We may offer and sell from time to time in one or more offerings of:

  •
  shares of our common stock;

  •
  shares of our preferred stock (in one or more series);

  •
  our secured or unsecured debt securities, in one or more series (which may be either senior or subordinated debt securities);

  •
  warrants to purchase common stock, preferred stock or debt securities;

  •
  fractional shares of preferred stock, which will be represented by depositary shares; or

  •
  any combination of the foregoing.

        We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        Our common stock is quoted on the Nasdaq Global Market under the symbol "DEPO."

        You should carefully consider each of the risk factors described under "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2014

        The Registration Statement containing this prospectus, including the exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information."

ii

 ABOUT DEPOMED

        We are a specialty pharmaceutical company focused on pain and other conditions and diseases of the central nervous system. The products that comprise our current specialty pharmaceutical business are Gralise® (gabapentin), a once-daily product for the management of postherpetic neuralgia, or PHN, that we launched in October 2011, Zipsor® (diclofenac potassium) liquid filled capsules, our non-steroidal anti-inflammatory drug for the treatment of mild to moderate acute pain that we acquired in June 2012, CAMBIA® (diclofenac potassium for oral solution), our non-steroidal anti-inflammatory drug for the acute treatment of migraine attacks that we acquired in December 2013, and Lazanda® (fentanyl) nasal spray, our product for the management of breakthrough pain in cancer patients 18 years of age and older who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain that we acquired in July 2013.We actively seek to expand our product portfolio through in-licensing, acquiring or obtaining co-promotion rights to commercially available products or late-stage product candidates that could be marketed and sold effectively with our existing products through our sales and marketing capability.

        We also have a portfolio of royalty and milestone producing license agreements based on our proprietary Acuform® gastroretentive drug delivery technology with Mallinckrodt Inc., Ironwood Pharmaceuticals, Inc. and Janssen Pharmaceuticals, Inc.

        We are a California corporation and our principal executive offices are located at 7999 Gateway Boulevard, Suite 300, Newark, California 94560, and our telephone number is (510) 744-8000. Our website address is http://www.depomed.com. Information contained on our website is not incorporated into, and does not constitute a part of this prospectus or any prospectus supplement.

        Depomed®, Gralise®, Zipsor®, CAMBIA®, Lazanda® and Acuform® are registered trademarks of Depomed. Glumetza® is a registered trademark of Valeant International (Barbados) SRL exclusively licensed in the United States to Depomed. All other trademarks and trade names referenced in this prospectus are the property of their respective owners.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell from time to time in one or more offerings an unlimited number of the securities described in this prospectus. For further information about us and the securities to be sold, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading "Where You Can Find More Information." As used in this prospectus, the terms "Depomed," "the Company," "we," "us," "our," or like terms refer to Depomed, Inc., a California corporation, unless the context otherwise requires.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        We have not authorized anyone to provide you with any information other than information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC's website. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        In addition, our filings are available on our website at http://www.depomed.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we make with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 17, 2014;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 9, 2014;

  •
  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on February 20, 2014, February 25, 2014, May 23, 2014 and June 20, 2014;

  •
  The audited statement of net revenues and direct expenses relating to Lazanda for the two-year period ended December 31, 2012 and audited statement of assets acquired and liabilities assumed as of December 31, 2012 and 2011 relating to Lazanda included in Item 9.01(a) of our amended Current Report on Form 8-K/A filed with the SEC on October 9, 2013; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 16, 2003, including any amendment or report filed for the purpose of updating such description.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Depomed, Inc.
Attention: Corporate Secretary
7999 Gateway Boulevard, Suite 300
Newark, California 94560
(510) 744-8000

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus, any prospectus supplement, and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

  •
  the commercial success and market acceptance of Gralise® (gabapentin), our once-daily product for the management of postherpetic neuralgia, CAMBIA® (diclofenac potassium for oral solution), our non-steroidal anti-inflammatory drug for the acute treatment of migraine attacks, Zipsor® (diclofenac potassium) liquid filled capsules, our non-steroidal anti-inflammatory drug for the treatment of mild to moderate pain in adults and Lazanda® (fentanyl) nasal spray, our product for the management of breakthrough cancer pain in adult, opioid-tolerant cancer patients;

  •
  the results of our ongoing litigation against filers of Abbreviated New Drug Applications to market generic Gralise and Zipsor in the United States;

  •
  the results of our ongoing litigation with the U.S. Food and Drug Administration, or FDA, to obtain orphan drug exclusivity for Gralise in the United States;

  •
  the outcome of our ongoing patent infringement litigation against Purdue Pharma L.P., or Purdue, and Endo Pharmaceuticals Inc., or Endo;

  •
  any additional patent infringement or other litigation or proceeding that may be instituted related to Gralise, CAMBIA, Zipsor, Lazanda or any other of our products or product candidates;

  •
  our and our collaborative partners' compliance or non-compliance with legal and regulatory requirements related to the promotion of pharmaceutical products in the United States;

  •
  our plans to acquire, in-license or co-promote other products;

  •
  the results of our research and development efforts;

  •
  submission, acceptance and approval of regulatory filings;

  •
  our ability to raise additional capital; and

  •
  our collaborative partners' compliance or non-compliance with obligations under our collaboration agreements.

        Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, we cannot be certain as to future results, levels of activity, achievements or financial condition.

        You should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above, as well as others not now anticipated. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are interdependent upon other factors. The foregoing statements are not exclusive and further information concerning us, including factors that potentially could materially affect our financial results, may emerge from time to time. We do not intend to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider all of the information contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference and provided above under the heading "Where You Can Find More Information," including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be affected materially and adversely. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

 USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of our securities offered pursuant to this prospectus. Except as described in any applicable prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby for general corporate purposes, which may include, without limitation, working capital, capital expenditures, marketing and sales expenses related to products developed by us and/or acquired or licensed from other companies, clinical trials, research and development expenses, and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products.

        Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. Our ratio of earnings to fixed charges for each of the years ended December 31, 2009 to 2013 and the three months ended March 31, 2014 was as follows:

	Year Ended December 31,					Three Months Ended March 31,
	2009	2010	2011	2012	2013	2014
	(in thousands, except for ratios)
Ratio of earnings to fixed charges(1)(3)	—	4.6	107.3	—	1.9	6.4
(Deficiency of Earnings) Earnings available to cover fixed charges(2)	$(22,023)	$3,892	$71,122	$(29,872)	$4,580	$29,766

(1)
For purposes of computing these ratios of earnings to fixed charges, fixed charges consist of interest expense and an estimated interest component of rent. Non-cash charges relating to the change in fair value of the contingent consideration liability recorded as interest expense totaling $39,000, $908,000 and $618,000 within each of the years ended December 31, 2012 and 2013 and the three months ended March 31, 2014 have been excluded from the calculation of the fixed charges above.

(2)
Earnings consist of net income (loss) applicable to common stock shareholders before income taxes plus combined fixed charges. Earnings for the year ended December 31, 2013 and the three months ended March 31, 2014 include non-cash royalty revenue related to sale of future royalties to PDL BioPharma, Inc. of $18,104,000 and $42,784,000 respectively.

(3)
We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

 DESCRIPTION OF CAPITAL STOCK

        The following description is a summary of the material terms of our common stock, our preferred stock and our rights agreement. Because it is only a summary, it does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our amended and restated articles of incorporation, our bylaws, as amended, and our rights agreement, each of which has been filed with the SEC, as well as applicable California law.

        Our authorized capital stock consists of 100,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, 25,000 of which are designated as Series A Preferred Stock and 100,000 of which are designated Series RP Preferred Stock, which series is described in greater detail in this prospectus under the heading "Description of Capital Stock—Series RP Preferred Stock Purchase Rights" below. At July 11, 2014, we had 58,464,237 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to the preferences that may be applicable to any future shares of preferred stock outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of us, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any future shares of preferred stock outstanding. The holders of common stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock which we may designate and issue in the future.

Preferred Stock

        We have 5,000,000 shares of preferred stock authorized, 25,000 of which are designated as Series A Preferred Stock and 100,000 of which are designated Series RP Preferred Stock, which series is described in greater detail in this prospectus under the heading "Description of Capital Stock—Series RP Preferred Stock Purchase Rights" below. Our board of directors has the authority to provide for the issuance of the preferred stock in one or more series, and by filing a certificate pursuant to California corporate law, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof. Our board of directors, without shareholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of common stock, and the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us.

        As of the date of this prospectus, there are no shares of Series A Preferred Stock outstanding and no shares of Series RP Preferred Stock outstanding.

Series RP Preferred Stock Purchase Rights

        On April 21, 2005, we adopted a shareholder rights plan, or Rights Plan. The description and terms of the rights issuable under the Rights Plan are set forth in a Rights Agreement between us and Continental Stock Transfer and Trust Company, as Rights Agent, dated as of April 21, 2005. Under the Rights Plan, we distributed one Series RP Preferred Share purchase right for each share of common stock outstanding at the close of business on May 5, 2005. If a person or group acquires 20% or more of our common stock in a transaction not pre-approved by our board of directors, each right will entitle its holder, other than the acquirer, to buy our common stock at 50% of its market value for the right's then current exercise price (initially $35.00). In addition, if an unapproved party acquires more than 20% of our common stock, and we are later acquired by the unapproved party or in a transaction in which all of our shareholders are not treated alike, shareholders with unexercised rights, other than the unapproved party, will be entitled to purchase common stock of the merger party or asset buyer with a value of twice the exercise price of the rights. Each right also becomes exercisable for one one-thousandth of a share of our Series RP Preferred Stock at the right's then current exercise price 10 days after an unapproved third party makes, or announces an intention to make, a tender offer or exchange offer that, if completed, would result in the unapproved party acquiring 20% or more of our common stock. We may redeem the rights for a nominal amount before an event that causes the rights to become exercisable. We may also, at any time after an unapproved party acquires 20% or more of our common stock, exchange all or a part of the then exercisable rights for shares of common stock, at an exchange ratio to be determined by dividing the then applicable exercise price by the then current market price per share of common stock.

        Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of us, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders of us, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter. As long as the rights are attached to the shares of common stock, we will issue one right with each new share of common stock so that all such shares will have attached rights. The rights will expire on April 21, 2015 unless earlier redeemed.

        The Rights Agreement, specifying the terms of the rights and the Certificate of Determination for Series RP Preferred Stock, is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on April 22, 2005 and is incorporated herein by reference. The foregoing descriptions of the Rights and of the Series RP Preferred Stock are qualified in their entirety by reference to the Rights Agreement and the exhibits thereto.

Anti-Takeover Provisions

Rights Agreement

        The rights described above under the heading "Description of Capital Stock—Series RP Preferred Stock Purchase Rights" above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire a significant interest in us on terms not approved by our board of directors.

Articles of Incorporation and Bylaws

        Preferred Stock.    Under our amended and restated articles of incorporation, our board of directors has the power to authorize the issuance of up to 5,000,000, shares of preferred stock, 4,875,000 of which remain undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the shareholders. The issuance of preferred stock may:

  •
  delay, defer or prevent a change in control;

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  discourage bids for the common stock at a premium over the market price of our common stock;

  •
  adversely affect the voting and other rights of the holders of our common stock; and

  •
  discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

        Special Meeting Requirements.    Our bylaws provide that special meetings of shareholders may be called at the request of our board of directors, the chairman of our board of directors, the President, or the holder of shares entitled to cast not less than one-tenth of the votes at the meeting.

        Advance Notice Requirement.    Shareholder proposals to be brought before an annual meeting of our shareholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including shareholder proposals relating to the nominations of persons for election to our board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 120 or more than 150 days prior to the first anniversary of the date on which the proxy materials for the preceding year's annual meeting of shareholders were mailed.

        Indemnification.    Our amended and restated articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

        The above provisions may deter a hostile takeover or delay a change in control or management of us.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. The transfer and the transfer agent and registrar for any series of preferred stock issued pursuant to this offering will be set forth in the applicable prospectus supplement.

Listing Information

        Our common stock is listed on the Nasdaq Global Market and is traded under the symbol "DEPO".

 DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below may generally apply to any debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        The debt securities we may offer by this prospectus will be our general unsecured obligations. We may issue senior debt securities on a senior unsecured basis under an indenture between us and a trustee that we will name in a prospectus supplement, or a senior indenture. We may issue subordinated debt securities under an indenture between us and a trustee that we will name in a prospectus supplement, or a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures.

        The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, our senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

  •
  the title;

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  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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  the maturity date;

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  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to operate our business or that of any subsidiary;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to incur additional debt or issue additional debt or other securities;

  •
  whether the indenture restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  the material or United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture and Modification of Indenture; Waiver

        We will describe in the applicable prospectus supplement what events are events of default under the indentures with respect to any series of debt securities that we may issue, including:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of a certain amount in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

        We will also describe in the applicable prospectus supplement the circumstances under which we and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under the heading "Consolidation, Merger or Sale;"

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

  •
  to make any change that does not adversely affect the rights of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including:

  •
  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  hold monies for payment in trust;

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  compensate and indemnify the debenture trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures may provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

        Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agent

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

        Unless other indicated in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

 DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplement, is only a summary of the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, debt securities and/or depositary shares in one or more series. Warrants may be offered independently or together with common stock, preferred stock, debt securities and/or depositary shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below may generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We will file forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the warrants that we issue under this prospectus, as well as the complete warrant agreements and related warrant certificates that contain the terms of the warrants.

        We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

General

        As of March 31, 2014, we had no warrants issued and outstanding.

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

  •
  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

  •
  the terms of any rights to redeem or call the warrants;

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  the date on which the right to exercise the warrants begins and the date on which such right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the terms of such warrants, including, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

  •
  the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

  •
  the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

  •
  the date on which the right to exercise the warrants begins and the date on which that right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth below under the heading "Description of Warrants—Warrant Adjustments."

Exercise of Warrants; Amendments; Supplements to the Warrant Agreements

        We will describe in the applicable prospectus supplement the manner in which a holder of warrants may exercise them and the manner in which we may amend or supplement a warrant agreement.

Warrant Adjustments

        The applicable prospectus supplement will indicate the circumstances under which the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant may be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable.

 DESCRIPTION OF DEPOSITARY SHARES

        The following is only a summary of the general terms and provisions of the depositary shares that we may offer. The specific terms of any depositary shares that we may offer will be described in the applicable prospectus supplement.

        We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will file the complete deposit agreement, including a form of depositary receipt, with respect to any depositary shares we offer under this prospectus with the SEC and such documents shall be incorporated into this registration statement on Form S-3 of which this prospectus is a part. We urge you to read the applicable prospectus supplements related to the depositary shares that we issue under this prospectus, as well as the complete deposit agreement and the form of depositary receipt that contain the terms of the depositary shares.

        Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

 PLAN OF DISTRIBUTION

        We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents or through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

  •
  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  the initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

        The securities may or may not be listed on a national securities exchange. We cannot be certain that there will be a market for the securities.

 LEGAL MATTERS

        The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P., Palo Alto, California. If the securities are being distributed in an underwritten offering, certain legal matters related to the offering of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Depomed, Inc. as of December 31, 2013 and 2012 incorporated by reference from Depomed, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of Depomed, Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, which are incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The Lazanda (A Product Line of Archimedes Pharma Ltd.) Statements of Assets Acquired and Liabilities Assumed as of December 31, 2012 and 2011, and the related statements of Net Revenues and Direct Expenses for each of the years in the two-year period ended December 31, 2012, incorporated by reference in this prospectus from the Current Report on Form 8-K/A of Depomed, Inc. filed on October 9, 2013, were audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report dated September 27, 2013, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Nautilus Neurosciences, Inc. as of and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus from the Current Report on Form 8-K/A of Depomed, Inc. filed on February 25, 2014, were audited by Rothstein Kass, an independent registered public accounting firm, as set forth in their report dated April 26, 2013, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.